Exhibit 10.6

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of May 29, 2024, among KELLY SERVICES, INC., a Delaware corporation (the “Company” or the “Borrower”), the SUBSIDIARY GUARANTORS set forth on the signature pages hereof, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
RECITALS:

A.    The Loan Parties, the Lenders and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of December 5, 2019, as amended by a First Amendment to Third Amended and Restated Credit Agreement dated as of November 4, 2022 and as amended by a Second Amendment to Third Amended and Restated Credit Agreement dated as of November 2, 2023 (as now and hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.
B.    The Company has requested that the Administrative Agent and the Lenders amend and modify certain terms and provisions of the Credit Agreement, and the Administrative Agent and the Lenders have agreed to so amend and modify the Credit Agreement, in each case upon the terms and subject to the conditions set forth in this Amendment.
NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:
ARTICLE I - RECITALS INCORPORATED
The parties hereto agree that the Recitals set forth herein are true and correct in all material respects and are incorporated herein by reference, and agree to undertake the actions hereinafter set forth.
ARTICLE II - DEPARTING LENDERS
2.1    Each of MUFG Bank, Ltd. and UniCredit Bank AG, New York Branch (each individually a “Departing Lender” and collectively, the “Departing Lenders”) has agreed pursuant to a separate departing lender consent dated on or about the date hereof (each a “Departing Lender Consent Letter”) that it shall no longer constitute a Lender under the Credit Agreement as of the Third Amendment Effective Date (as defined below).  No Departing Lender shall have any Commitments on and after the Third Amendment Effective Date. Each Departing Lender shall cease to be a party to the Credit Agreement as of the Third Amendment Effective Date, with no rights, duties or obligations thereunder. Pursuant to the terms of each Departing Lender Consent Letter, neither of the Departing Lenders is required to be a party to this Amendment in order to give effect to the changes contemplated by this Amendment.
2.2    As of the Third Amendment Effective Date, the share of all Loans and the participations in all Facility LCs and Swing Line Loans of the Lenders shall be automatically adjusted and assigned without recourse such that, after giving effect to such adjustments and assignments, all Loans and all participations in Facility LCs and Swing Line Loans under the Credit Agreement are held
51059473.9

ratably by the Lenders (determined after giving effect to this Amendment) in proportion to their respective Commitments as set forth on the Commitment Schedule to the Credit Agreement, as amended hereby. The Administrative Agent is hereby authorized to take such steps under the Credit Agreement as reasonably required to give effect to the departure of the Departing Lenders, including, without limitation, reallocating outstanding obligations under the Credit Agreement to the remaining Lenders ratably based on their Commitments, and all amounts owing to the Departing Lenders shall be paid by the Lenders, but excluding the Departing Lenders) as determined by the Administrative Agent in connection with such reallocation as of the Third Amendment Effective Date.  The Borrowers shall pay any amounts owing under Section 3.4 of the Credit Agreement pursuant to the terms hereof in connection with the foregoing.
2.3    Each of the parties hereto agrees with and consents to the foregoing terms of this Article II.
ARTICLE III - AMENDMENTS
Upon the satisfaction of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

3.1     Upon the Third Amendment Effective Date, the parties hereto agree that the Credit Agreement (excluding the Exhibits and Schedules which are addressed in the following sentence) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended Credit Agreement attached as Exhibit A hereto, and any term or provision of the Credit Agreement which is different from that set forth on Exhibit A hereto shall be replaced in all respects by the terms and provisions on Exhibit A hereto. In addition, (i) the Exhibits to the Credit Agreement shall be replaced with the forms of Exhibits attached to the amended Credit Agreement attached as Exhibit A hereto, and (ii) the Schedules to the Credit Agreement shall be replaced with the forms of Schedules attached to the amended Credit Agreement attached as Exhibit A hereto.
3.2    Notwithstanding anything to the contrary in this Amendment or in any other Loan Document, the applicable Loan Parties shall, on or before ninety (90) days after the Third Amendment Effective Date or such later date as the Administrative Agent may determine in its reasonable discretion, deliver to the Administrative Agent either (a) such Guaranties and other agreements, documents and instruments, each in form and substance reasonably satisfactory to the Administrative Agent, sufficient to grant Guaranties by any new Material Subsidiary of the Borrower acquired by the Borrower pursuant to the Acquisition of MRP TopCo Inc. and its subsidiaries (collectively, the “New Entities”), and Liens by the New Entities as and to the extent contemplated by the Loan Documents or (b) evidence of the dissolution of such New Entity or merger of such New Entity into another New Entity or into a Loan Party; provided, that, upon request of the Administrative Agent after the occurrence and during the continuance of a Default, the Company shall cause the New Entities to execute and deliver the Loan Documents described above.
3.3    Notwithstanding anything to the contrary in the Credit Agreement, the Borrower may submit one (1) Borrowing Request to the Agent on or within three (3) Business Days of the Third Amendment Effective Date for a Term Benchmark Advance not later than 10:00 a.m., Chicago time, one (1) U.S. Government Securities Business Day before the date of the proposed Advance.
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51059473.9

ARTICLE IV - MISCELLANEOUS
4.1    Effectiveness of Amendment. At or prior to the execution of this Amendment, and as a condition precedent to the effectiveness of this Amendment, the Loan Parties shall have satisfied the following conditions and delivered or caused to be delivered to the Administrative Agent the following documents and items each dated such date (as applicable) and in form and substance satisfactory to the Administrative Agent and duly executed by all appropriate parties (as applicable) and this Amendment shall become effective as of the date specified in the first paragraph hereof when each of the following conditions is satisfied or waived (the “Third Amendment Effective Date”):
(a)    The Loan Parties, the Lenders and the Administrative Agent shall have duly executed this Amendment.
(b)    The Loan Parties shall have satisfied all such other conditions as may be reasonably required by the Administrative Agent, including such conditions described on the closing list delivered in connection herewith.
(c)    The Lenders and the Administrative Agent shall have received, substantially concurrently with the effectiveness hereof, all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and documented expenses of legal counsel to the Administrative Agent), on or before the Third Amendment Effective Date. All such amounts will be paid with proceeds of Loans made on the Third Amendment Effective Date and will be reflected in the funding instructions given by the Loan Parties to the Administrative Agent on or before the Third Amendment Effective Date.
The documents described in clauses (a) and (b) are collectively referred to herein as the “Amendment Documents”).

4.2    Representations; No Default. Each Loan Party hereby represents, on and as of the date hereof, and after giving effect to this Amendment, all of the representations and warranties contained in Article V of the Credit Agreement are true, correct, and complete in all material respects as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date. Each Loan Party further represents and warrants that it has the power and legal right and authority to enter into this Amendment and all of the other Amendment Documents, and that it has duly authorized as appropriate the execution and delivery of this Amendment and all of the other Amendment Documents by proper corporate action, and none of the Amendment Documents nor the agreements contained therein contravene or constitute a Default under the Credit Agreement or a default under any other agreement, instrument, or indenture to which such Loan Party is a party or a signatory or a provision of such Loan Party’s Articles of Incorporation, Bylaws or any other similar or related organizational document, or, to the best of the such Loan Party’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien on any of its property under any agreement binding on or applicable to such Loan Party or any of its property except, if any, in favor of the Administrative Agent or as otherwise permitted by Section 6.13 of the Credit Agreement. Each Loan Party represents and warrants that (a) no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any Governmental Authority, is required in connection with the execution and delivery by such Loan Party of the Amendment Documents or the performance of obligations of such Loan Party therein described; and (b) no Default has occurred and is continuing under the Credit Agreement.
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51059473.9

4.3    Affirmation; Further References. The Lenders and each Loan Party acknowledge and affirm that the Credit Agreement, including the Guaranty therein, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the Credit Agreement, except as amended by this Amendment, remain unmodified and in full force and effect. All references to the Credit Agreement in any other document or instrument to the Credit Agreement are hereby amended and refer to the Credit Agreement as amended by this Amendment. Each Loan Party hereby reaffirms all of its obligations under the Credit Agreement and other Loan Documents, as supplemented, modified and amended hereby.
4.4    Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto will be interpreted in such manner as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents, or any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto will be held to be prohibited, invalid, or unenforceable under the applicable law, such provision will be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, such other Amendment Documents or such other statement, instrument, or transaction in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.
4.5    Successors. This Amendment and the other Amendment Documents are binding upon the Loan Parties, and their respective successors and assigns, and inure to the benefit of the Loan Parties, the Lenders, and to the successors and assigns of the Lenders.
4.6    Legal Expenses. Without limiting any provision of the Credit Agreement or any other Loan Documents, the Borrower agrees to pay and to save the Administrative Agent harmless for the payment of all costs and expenses arising in connection with this Amendment and the other Amendment Documents, including the reasonable and out-of-pocket fees of counsel to the Administrative Agent in connection with preparing this Amendment and the related documents.
4.7    Headings. The headings of various sections of this Amendment have been inserted for reference only and will not be deemed to be a part of this Amendment.
4.8    Counterparts; Digital Copies. This Amendment and the other Amendment Documents may be executed (as applicable) in several counterparts as deemed necessary or convenient, each of which, when so executed, will be deemed an original, provided that all such counterparts will be regarded as one and the same document, and any party to this Amendment and the other Amendment Documents may execute any such agreement by executing a counterpart of such agreement. Any signature delivered by a party by facsimile or electronic transmission will be deemed to be an original signature hereto.
4.9    Governing Law. This Amendment and the other Amendment Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.
4.10    No Waiver. Nothing contained in this Amendment, the other Amendment Documents, or in any other agreement or understanding between the parties constitutes a waiver of, or otherwise
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diminishes or impairs, the Lenders’ rights or remedies under the Credit Agreement or any of the other Loan Documents, or under applicable law.

[Remainder of Page Intentionally Blank]
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51059473.9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

KELLY SERVICES, INC.

By: /s/ Michael Orsini
Print Name: Michael Orsini
Title: Vice President, Tax & Treasurer

KELLY PROPERTIES, LLC

By: /s/ Michael Orsini
Print Name: Michael Orsini
Title: Vice President, Tax & Treasurer

KELLY OUTSOURCING AND CONSULTING
GROUP AUSTRALIA, LTD., formerly known
as Kelly Services (Australia), Ltd.

By: /s/ Michael Orsini
Print Name: Michael Orsini
Title: Vice President, Tax & Treasurer

KELLY SERVICES GLOBAL, LLC

By: /s/ Michael Orsini
Print Name: Michael Orsini
Title: Vice President, Tax & Treasurer

KELLY SERVICES USA, LLC

By: /s/ Michael Orsini
Print Name: Michael Orsini
Title: Vice President, Tax & Treasurer

NEXTGEN GLOBAL RESOURCES LLC

By: /s/ Michael Orsini
Print Name: Michael Orsini
Title: Vice President, Tax & Treasurer

TEACHERS ON CALL, INC.

By: /s/ Michael Orsini
Print Name: Michael Orsini
Title: Vice President, Tax & Treasurer

GLOBAL TECHNOLOGY ASSOCIATES,
LLC

By: /s/ Michael Orsini
Print Name: Michael Orsini
Title: Vice President, Tax & Treasurer

GREENWOOD/ASHER & ASSOCIATES, LLC

By: /s/ Michael Orsini
Print Name: Michael Orsini
Title: Treasurer

SOFTWORLD, LLC

By: /s/ Michael Orsini
Print Name: Michael Orsini
Title: Treasurer

PEDIATRIC THERAPEUTIC SERVICES LLC

By: /s/ Michael Orsini
Print Name: Michael Orsini
Title: Treasurer

Signature Page to Kelly Services Third Amendment to Third Amended and Restated Credit Agreement
51059473.9

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, as Swing Line Lender,
as the LC Issuer and as a Lender.

By: /s/ Alaina Moran
Print Name: Alaina Moran
Title: Authorized Officer

Signature Page to Kelly Services Third Amendment to Third Amended and Restated Credit Agreement
51059473.9

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Scott Neiderheide
Print Name: Scott Neiderheide
Title: Senior Vice President

Signature Page to Kelly Services Third Amendment to Third Amended and Restated Credit Agreement
51059473.9

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Jason Hall
Print Name: Jason Hall
Title: Vice President

Signature Page to Kelly Services Third Amendment to Third Amended and Restated Credit Agreement
51059473.9

ROYAL BANK OF CANADA

By: /s/ Alisa Buttar
Print Name: Alisa Buttar
Title: Vice President - Corporate Client Group

Signature Page to Kelly Services Third Amendment to Third Amended and Restated Credit Agreement
51059473.9

BANK OF AMERICA, N.A.

By: /s/ Kathryn DuFour
Print Name: Kathryn DuFour
Title: Vice President

Signature Page to Kelly Services Third Amendment to Third Amended and Restated Credit Agreement
51059473.9

ING BANK N.V., DUBLIN BRANCH

By: /s/ Robert O'Donoghue
Print Name: Robert O'Donoghue
Title: Country Manager

By: /s/ Louise Gough
Print Name: Louise Gough
Title: Director

4874-7421-3047 v5 [7-3168]
Signature Page to Kelly Services Third Amendment to Third Amended and Restated Credit Agreement
51059473.9

Exhibit A to Third Amendment

KELLY SERVICES, INC.
______________________________________

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF DECEMBER 5, 2019

______________________________________
JPMORGAN CHASE BANK, N.A., AS AGENT
AND
THE LENDERS PARTY HERETO
______________________________________
JPMORGAN CHASE BANK, N.A.,
AS LEAD ARRANGER AND SOLE BOOK RUNNER

U.S. BANK, N.A.,

AS SYNDICATION AGENT

PNC BANK, N.A.,

AS DOCUMENTATION AGENT

TABLE OF CONTENTS
                                                 Page

ARTICLE I. DEFINITIONS		1
1.1	Defined Terms	1
1.2	Terms Generally	3~~0~~1
1.3	Interest Rates; Benchmark Notification	3~~0~~2
1.4	Pro Forma Adjustments for Acquisitions and Dispositions	32
1.45	Divisions	3~~1~~3

ARTICLE II. THE CREDITS		3~~1~~3
2.1	Commitments	3~~1~~3
2.2	Repayment of Loans; Evidence of Debt; Types of Advances.	3~~1~~3
2.3	Procedures for Borrowing.	3~~2~~4
2.4	Termination or Reduction of Commitments; Increase of Commitments.	3~~3~~5
2.5	[Reserved]	3~~5~~8
2.6	Facility and Agent Fees.	3~~5~~8
2.7	Optional and Mandatory Principal Payments on All Loans.	3~~6~~8
2.8	Interest Elections.	3~~6~~9
2.9	Interest Rates, Interest Payment Dates; Interest and Fee Basis.	~~37~~40
2.10	Rates Applicable After Default.	~~38~~41
2.11	Pro Rata Payment, Method of Payment.	~~38~~41
2.12	~~Telephonic Notices~~[Reserved].	~~38~~42
2.13	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.	~~39~~42
2.14	Lending Installations.	~~39~~42
2.15	Non-Receipt of Funds by the Agent.	~~39~~42
2.16	Swing Line Loans.	~~39~~42
2.17	Defaulting Lenders.	4~~0~~4
2.18	[Reserved]	4~~2~~5
2.19	Facility LCs.	4~~2~~5
2.20	[Reserved]	~~46~~50
2.21	Collateral Security; Further Assurances.	~~46~~50
ARTICLE III. CHANGE IN CIRCUMSTANCES, TAXES		~~47~~51
3.1	Increased Costs.	~~47~~51
3.2	Alternate Rate of Interest.	~~48~~52
3.3	Availability of Types of Advances.	5~~1~~4
3.4	Break Funding Payments.	5~~1~~5
3.5	Lender Statements; Survival of Indemnity.	5~~1~~5
3.6	Taxes.	5~~2~~5
3.7	Mitigation Obligations; Replacement of Lenders.	5~~5~~8
ARTICLE IV. CONDITIONS PRECEDENT		5~~6~~9
4.1	Effective Date	5~~6~~9
4.2	Each Advance.	~~57~~61

i

ARTICLE V. REPRESENTATIONS AND WARRANTIES		~~58~~62
5.1	Corporate Existence and Standing.	~~58~~62
5.2	Authorization and Validity.	~~58~~62
5.3	No Conflict; Government Consent.	~~58~~62
5.4	Financial Statements.	~~58~~62
5.5	Material Adverse Change.	~~58~~62
5.6	Taxes.	~~59~~62
5.7	Litigation and Contingent Obligations.	~~59~~63
5.8	Subsidiaries.	~~59~~63
5.9	ERISA.	~~59~~63
5.10	Accuracy of Information.	~~59~~63
5.11	Regulations T, U and X.	~~59~~63
5.12	Compliance With Laws.	6~~0~~3
5.13	Plan Assets; Prohibited Transactions.	6~~0~~4
5.14	Environmental Matters.	6~~0~~4
5.15	Investment Company Act.	6~~0~~4
5.16	[Reserved].	6~~0~~4
5.17	Ownership of Properties.	6~~0~~4
5.18	Reportable Transaction.	6~~0~~4
5.19	Purpose of Loans.	6~~0~~4
5.20	Sanctions; Anti-Corruption.	6~~0~~4
5.21	EEA Financial Institutions.	6~~1~~5
ARTICLE VI. COVENANTS		6~~1~~5
6.1	Financial Reporting.	6~~1~~5
6.2	Use of Proceeds.	6~~2~~6
6.3	Notice of Default.	6~~2~~6
6.4	Conduct of Business.	6~~2~~6
6.5	Taxes.	6~~3~~7
6.6	Insurance.	6~~3~~7
6.7	Compliance with Laws.	6~~3~~7
6.8	Maintenance of Properties.	6~~3~~7
6.9	Inspection.	6~~3~~7
6.10	Merger.	6~~3~~7
6.11	Sale of Assets.	6~~3~~7
6.12	Indebtedness.	6~~4~~8
6.13	Liens.	6~~5~~9
6.14	Affiliates.	~~66~~70
6.15	Financial Contracts.	~~66~~70
6.16	Restricted Payments.	~~66~~70
6.17	Investments and Acquisitions.	~~6~~70
6.18	Additional Covenants.	~~6~~71
6.19	Financial Covenants.	~~68~~72
ARTICLE VII. DEFAULTS		~~68~~72

ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		7~~0~~4
8.1	Acceleration; Facility LC Collateral Account.	7~~0~~4
8.2	Amendments.	7~~1~~5
8.3	Preservation of Rights.	7~~3~~7
ARTICLE IX. GUARANTEE		7~~3~~7
9.1	Guaranty.	7~~3~~7
9.2	Guaranty of Payment.	748
9.3	No Discharge or Diminishment of Guaranty.	748
9.4	Defenses Waived.	748
9.5	Rights of Subrogation.	7~~5~~9
9.6	Reinstatement; Stay of Acceleration.	7~~5~~9
9.7	Information.	7~~5~~9
9.8	Termination.	7~~5~~9
9.9	Taxes.	7~~5~~9
9.10	Maximum Liability.	7~~6~~9
9.11	Contribution.	~~76~~80
9.12	Liability Cumulative.	~~76~~80
9.13	Keepwell.	~~76~~80
ARTICLE X. GENERAL PROVISIONS		~~77~~81
10.1	Survival of Representations.	~~77~~81
10.2	Governmental Regulation.	~~77~~81
10.3	Taxes.	~~77~~81
10.4	Headings.	~~77~~81
10.5	Entire Agreement.	~~77~~81
10.6	Several Obligations; Benefits of this Agreement; Violation of Law.	~~77~~81
10.7	Expenses; ~~Indemnification~~Limitation of Liability; Indemnity, Etc.	~~77~~81
10.8	Numbers of Documents.	~~7~~83
10.9	Accounting.	~~7~~83
10.10	Severability of Provisions.	~~7~~83
10.11	Nonliability of Lenders.	~~79~~84
10.12	Confidentiality.	~~79~~84
10.13	Nonreliance.	8~~0~~5
10.14	Effective Date of this Agreement.	8~~0~~5
10.15	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	8~~1~~6
10.16	Acknowledgement Regarding Any Supported QFCs	8~~1~~6
10.17	Appointment for Perfection	8~~2~~7
ARTICLE XI. THE AGENT		8~~2~~7
11.1	Appointment; Nature of Relationship.	8~~2~~7
11.2	Powers.	8~~2~~7
11.3	General Immunity.	8~~2~~7
11.4	No Responsibility for Loans, Recitals, etc.	8~~3~~8

11.5	Action on Instructions of Lenders.	8~~3~~8
11.6	Employment of Agents and Counsel.	8~~3~~8
11.7	Reliance on Documents; Counsel.	8~~3~~8
11.8	~~Agent's Reimbursement and Indemnification~~[Reserved].	8~~3~~8
11.9	Notice of Default.	848
11.10	Rights as a Lender.	849
11.11	Lender Credit Decision.	849
11.12	Successor Agent.	849
11.13	Delegation to Affiliates.	8~~5~~9
11.14	Arranger, Syndication Agents and Documentation Agents.	8~~5~~9
11.15	Execution of Collateral Documents; Termination of Intercreditor Agreement.	~~85~~90
11.16	Collateral Releases.	~~85~~90
11.17	Collateral; Reports.	~~85~~90
11.18	Credit Bidding.	~~86~~91
11.19	Certain ERISA Matters	~~87~~92
11.20	Flood Laws	~~88~~93
11.21	Posting of Communications	93
11.22	Borrower Communications	94
11.23	Erroneous Payments	95
ARTICLE XII. SETOFF; ADJUSTMENTS AMONG LENDERS		~~8~~96
12.1	Setoff.	~~8~~96
12.2	Ratable Payments.	~~8~~96
ARTICLE XIII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		~~8~~97
13.1	Successors and Assigns.	~~8~~97
ARTICLE XIV. NOTICES		~~92~~100
14.1	Notices.	~~92~~100
ARTICLE XV. COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION		~~94~~102
15.1	Counterparts; Effectiveness.	~~94~~102
15.2	Electronic Execution of Assignments.	~~94~~102
ARTICLE XVI. CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL, JUDGMENT CURRENCY		~~94~~103
16.1	CHOICE OF LAW.	~~94~~103
16.2	WAIVER OF JURY TRIAL.	~~94~~103
16.3	Submission To Jurisdiction; Waivers.	~~94~~103
16.4	Acknowledgments.	~~95~~104
16.5	[Reserved]	~~95~~104
16.7	Judgment.	~~95~~104
16.8	USA PATRIOT Act	~~96~~104

EXHIBITS
EXHIBIT A - PRICING SCHEDULE
EXHIBIT B - ~~[RESERVED]~~COMPLIANCE CERTIFICATE
EXHIBIT C- ~~NOTICE OF DRAWDOWN~~ASSIGNMENT AGREEMENT
EXHIBIT ~~D -~~ D-OPINION OF COUNSEL
Exhibit E ~~-~~-1     U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
~~EXHIBIT F - ASSIGNMENT AGREEMENT~~
~~EXHIBIT G – [RESERVED]~~
Exhibit E-2     U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-3     U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-4     U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
SCHEDULES
SCHEDULE 1.1(a)    COMMITMENTS
SCHEDULE 1.1(b)    EXISTING LETTERS OF CREDIT
~~SCHEDULE 1.1(c)    [RESERVED]~~
~~SCHEDULE 1.1(d)    INACTIVE SUBSIDIARIES~~
~~SCHEDULE 2.16     [RESERVED]~~
SCHEDULE 5.7    LITIGATION
SCHEDULE 5.8    SUBSIDIARIES
SCHEDULE 6.12    EXISTING INDEBTEDNESS
SCHEDULE 6.13    EXISTING LIENS
SCHEDULE 6.17    EXISTING INVESTMENTS
v

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of December 5, 2019, among KELLY SERVICES, INC., a Delaware corporation (the “Company” or the “Borrower”), the SUBSIDIARY GUARANTORS (as hereinafter defined) from time to time parties hereto, the Lenders, and JPMORGAN CHASE BANK, N.A., a national banking association with its main office in Chicago, Illinois, as administrative agent for the Lenders (in such capacity, the “Agent”).
A.    The borrowers party thereto, the lenders party thereto and the Agent are party to that certain Second Amended and Restated Credit Agreement dated as of December 5, 2016, which amended and restated that certain Amended and Restated Credit Agreement dated as of March 31, 2011, which amended and restated that certain Credit Agreement dated as of September 28, 2009 (as amended, the “Existing Credit Agreement”).
B.    The Borrower, the Lenders party hereto and the Agent wish to amend and restate the Existing Credit Agreement on the terms and conditions set forth below to reallocate the existing Commitments and make the other changes to the Existing Credit Agreement evidenced hereby.
C.    The financial institutions party hereto which are not Lenders under the Existing Credit Agreement wish to become “Lenders” hereunder and accept and assume the obligations of “Lenders” hereunder with the Commitments and other obligations specified herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree, subject to the fulfillment of the conditions precedent set forth in Section 4.1, that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
ARTICLE I.
DEFINITIONS
1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership, limited liability company or other business entity, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
~~“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in Article VI of this Agreement, or related definitions herein, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the lender under any agreement with respect to any Indebtedness of the Company or such Subsidiary or any agreement for the refinancing or extension of all or a portion of the Indebtedness thereunder (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenants in Article VI of this Agreement, or related definitions herein.~~

“Additional Secured Obligations” means all unpaid principal of, accrued and unpaid interest and fees and reimbursement obligations, and all expenses, reimbursements, indemnities and other obligations under or with respect to, any loans, letters of credit, acceptances, guarantees, overdraft facilities, other credit extensions or accommodations or similar obligations owing by the Company or any of its Subsidiaries to any Lender or any of its Affiliates, other than the Obligations, the Banking Services Obligations, the Swap Agreement Obligations and the Receivables Transaction Attributed Indebtedness owing to any Lender.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Advance” means a Revolving Credit Advance or a Swing Line Loan.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 25% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; provided that, neither the Kelly Trust nor any member of the Kelly Family shall be an “Affiliate” for purposes of this definition.
“Agent” means JPMorgan Chase Bank, N.A. in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XI.
“Aggregate Available Revolving Credit Commitments” means as at any date of determination with respect to all Lenders, an amount equal to the Available Revolving Credit Commitments of all Lenders on such date.
“Aggregate Commitments” shall mean the aggregate amount of the Commitments of all Lenders.
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.
“Aggregate Outstanding Revolving Credit Exposure” means as at any date of determination with respect to any Lender, the sum of (i) the aggregate unpaid principal amount of such Lender~~'~~’s Revolving Credit Loans on such date, plus (ii) the amount of such Lender~~'~~’s Pro Rata Share of the LC Obligations on such date, plus (iii) the amount of such Lender~~'~~’s Pro Rata Share of the aggregate unpaid principal amount of Swing Line Loans on such date.
    ~~“Aggregate Outstanding Senior Indebtedness” means as at any date of determination, the sum of (i) the Aggregate Outstanding Credit Exposure on such date, plus (ii) the USD Equivalent on such date of the aggregate outstanding amount of any Receivables Transaction Attributed Indebtedness on such date, plus (iii) the maximum face amount of letters of credit issued by any Lender (other than any Facility LC), together with any outstanding reimbursement obligations related thereto, plus (iv) the aggregate amount of Net Mark-to-Market Exposure in excess of $10,000,000, plus, (v) the aggregate amount of any outstanding overdrafts.~~
“Aggregate Revolving Credit Commitments” means the aggregate amount of the Revolving Credit Commitments of all Lenders.
“Agreement” means this loan agreement, as it may be amended or modified and in effect from time to time.
“Agreement Accounting Principles” means generally accepted accounting principles as in effect on the Third Amendment Effective Date in the United States, applied in a manner consistent with the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ending December 3~~0~~1, 20~~18~~23; provided, however, that, if any changes in generally accepted accounting principles are required and adopted by the Company or its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the Agent, at the Company’s request, will enter into negotiations, in good faith, in order to amend such provisions in a credit- neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company’s and its Subsidiaries’ financial condition and results shall be the same in all material respects after such changes as if such changes had not been made; provided that any such amendments shall be reasonably satisfactory to the Required Lenders. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment. After the occurrence of any Accounting Change but until such time as such amendment has been entered into, all financial statements and other financial reports required to be delivered under this Agreement shall be prepared and delivered in accordance with Agreement Accounting Principles. Notwithstanding ~~anything to the contrary contained above or the definition of “Capitalized Lease Obligations”, in the event of an accounting change requiring operating leases to be capitalized, only those leases that would constitute Capitalized Lease Obligations as of the Effective Date shall be considered Capitalized Lease Obligations and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with Agreement Accounting Principles as in effect immediately prior to such accounting change). In addition, notwithstanding~~ any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial

Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
“Agreement Currency” is defined in Section 16.6.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.2 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.2(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Applicable Fee Rate” means, at any time, the percentage rate per annum at which facility fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.
~~“Applicable Lending Installation” shall mean, with respect to any Lender, any office(s), agency(ies), branch(es), Subsidiary(ies) or Affiliate(s) of such Lender selected by such Lender and notified to the Company and the Agent by such Lender from time to time and, with respect to the Agent, any office(s), agency(ies), branch(es), Subsidiary(ies) or Affiliate(s) of the Agent selected by the Agent and notified to the Company from time to time.~~
“Applicable Margin” means, with respect to Advances of any Type at any time, the facility fee or the LC Fee, as the case may be, the percentage rate per annum which is applicable at such time as set forth in the Pricing Schedule.
“Approved Borrower Portal” has the meaning assigned to it in Section 11.22.
“Approved Electronic Platform” has the meaning assigned to it in Section 11.21.
“Approved Fund” has the meaning assigned to the term in Section 13.1.
“Arranger” means JPMorgan Chase Bank, N.A., in its capacity as sole bookrunner and sole lead arranger hereunder.
“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 13.1), and accepted by the Agent, in the form of Exhibit ~~F~~C or any other form approved by the Agent.
“Authorized Officer” means, with respect to the Borrower, any of the chief executive officer, the chief financial officer, the treasurer or the controller of the Borrower or any person designated by any of the foregoing in writing to the Agent from time to time to act on behalf of the Borrower, in each case, acting singly.
“Available Revolving Credit Commitment” means as at any date of determination with respect to any Lender, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment in effect on such date over (b) the Aggregate Outstanding Revolving Credit Exposure of such Lender on such date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.2.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).
“Banking Services Obligations” shall mean any and all obligations of any of the Company or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person; and provided, further, that a Bankruptcy Event shall not result solely by virtue of the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or its parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation).

“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.2.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1)    the Adjusted Daily Simple SOFR; or

(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in USD at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in USD at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of Borrowing Requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent in its reasonable discretion, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (~~c~~3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark

(or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.2 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.2.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k) of such party.

“Borrower” is defined in the preamble hereto.
“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.3, 2.8 or 2.16 as a date on which the Borrower requests the Lenders to make or continue Loans or issue Facility LCs hereunder.
~~“Borrowing Notice” is defined in Section 2.3(b).~~
“Borrowing Request” means a request by the Borrower for an Advance in accordance with Section 2.3, which shall be substantially in the form approved by the Agent and separately provided to the Borrower.
“Business Day” means~~,~~  any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate~~, any such day that is a U.S. Government Securities Business Day~~.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody~~'~~’s, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) repurchase agreements and reverse repurchase agreements with respect to securities described in clause (i) above entered into with a bank meeting the criteria described in clause (iv) above, (vi) any money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA by S&P and Aaa by Moody’s and (C) have portfolio assets of at least $5,000,000,000, (vii) corporate debt securities which satisfy one of the following (A) minimum bond rating of AA or MIG, (B) be insured by a bond insurance company meeting the minimum credit rating above (i.e. AMBAC), or (C) carry a letter of credit from a bank meeting the credit criteria described above, and (viii) other investments of the types described in clauses (i) through (vii) above but which do not otherwise satisfy one or more of the standards or criteria described above for such type of investments not exceeding at any time an aggregate amount of $10,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“Change in Control” means, subject to the exceptions contained in the next sentence, any Person or group of Persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall after the Third Amendment Effective Date either (a) acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) in excess of 50% of the outstanding shares of voting stock of the Company or (b) obtain the power (whether or not exercised) to elect a majority of the Company’s directors. A Change in Control shall not include any acquisition of beneficial ownership (as defined above) or the power to elect a majority of the Company~~'~~’s directors by any Person who is, or group of Persons (as defined above) which includes, a member of the Kelly Family or who is or are acting for the benefit of any member of the Kelly Family, nor shall Change in Control include any change in legal title to, or any trustee of, the Kelly Trust or the admission within or to, or withdrawal from, the Kelly Trust of any beneficiary.
“Change in Law” means the occurrence after the Third Amendment Effective Date ~~of this Agreement~~ (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the LC Issuer (or, for purposes of Section 3.1(b), by any lending office of such Lender or by such Lender’s or the LC Issuer’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Third Amendment Effective Date ~~of this Agreement~~; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented..
“Class”, when used in reference to any Loan or Advance, refers to whether such Loan or Advance, are Revolving Credit Loans or Swing Line Loans.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral” shall mean all assets of the Company and each of its Material Subsidiaries in which a Lien is required to be granted to secure all or any part of the Secured Obligations. As provided in the Collateral Documents, the Collateral shall not include, among other exclusions expressly set forth herein or in the Collateral Documents, the Qualified Receivables Transaction Assets and shall not include any investment account or any marketable securities and neither the Company nor any Material Subsidiary shall be required to execute and deliver any control agreement with respect to any investment account or any deposit account.
“Collateral Documents” means, collectively, the Security Agreements and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create,

perfect or evidence Liens to secure all or any part of the Secured Obligations, including, without limitation, all other security agreements, pledge agreements~~, mortgages, deeds of trust~~, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Agent.
“Collateral Shortfall Amount” is defined in Section 8.1.
“Commitment” means, with respect to each Lender, such Lender~~'~~’s Revolving Credit Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” is defined in the preamble hereto.
“Condemnation” is defined in Section 7.8.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 47.3(b); or
(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 382.2(b).
“Covered Party” has the meaning assigned to it in Section 10.16.
“Credit Extension” means the making of an Advance or the issuance or Modification of a Facility LC hereunder.

“Credit Party” means the Agent, the LC Issuer, the Swing Line Lender or any other Lender.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Debt Instrument” is defined in Section 6.18.
“Default” means an event described in Article VII.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Facility LCs or Swing Line Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Facility LCs and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Agent, or (d) has become the subject of (i) a Bankruptcy Event; provided that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or its parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not result in a Lender being deemed a Defaulting Lender or (ii) a Bail-In Action.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Financial Officer” means, with respect to the Borrower, its chief financial officer, treasurer or controller.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division pursuant to Section 1.4 or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Documentation Agent” means PNC Bank, N.A., in its capacity as documentation agent hereunder.
“Domestic Subsidiary” means each present and future Subsidiary of the Company which is not a Foreign Subsidiary.
“EBITDA” means, for any period, the sum of (a) the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with Agreement Accounting Principles, plus (b) to the extent deducted in determining such net income, income taxes, Interest Expense, depreciation and amortization, minus (c) to the extent included in determining such net income, each of the following, without duplication: (i) the income of any Person (x) in which any Person other than the Company or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest and (y) the Company or any of its Subsidiaries does not control the Board of Directors or other governing body of such Person or does not otherwise control the declaration of a dividend or other distribution, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (ii) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (iii) gains or losses from the sale, exchange, transfer or other Disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles, (iv) any other extraordinary or non-recurring gains or other income not from the continuing operations of the Company or its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles, (v) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and such income exceeds $500,000 in any fiscal year for such Subsidiary, and (vi) any earnings from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to Dispose of such operations, such earnings shall be excluded in the calculation of EBITDA (A) only when and to the extent such operations are actually disposed of and (B) if the sales revenue generated by the applicable entity or business unit in the twelve (12) months prior to such Disposition was $25,000,000 or more), plus (d) any extraordinary or non-recurring losses not from the continuing operations of the Company and its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles plus (e) any losses, charges, costs and expenses from (i) discontinued operations plus (ii), to the extent deducted in determining such consolidated net income, but without duplication, Interest Expense, taxes on or measured by income, depreciation, and amortization~~, non-cash stock-based compensation expenses~~, plus (f) fees, costs, expenses, premiums, make-whole or penalty payments and other similar items incurred after the Effective Date arising out of (i) Permitted Acquisitions, (ii) investments and Dispositions not prohibited by this Agreement and (iii) any incurrence, issuance, repayment or refinancing of Indebtedness permitted by this Agreement, plus (g) any non-cash losses, charges, costs and expenses from restructurings and casualty events, plus (h) any cash losses, charges, costs and expenses from restructurings and casualty events (not to exceed in aggregate amount, when combined with the amounts describe in clause (i) of this definition, ~~1~~20% of EBITDA for such period), plus (~~h~~i) any cost-savings and cost synergies resulting from a Permitted Acquisition projected in good faith by the Company to be realized within 18 months of such Acquisition (not to exceed in aggregate amount, when combined with the amounts describe in clause (h) of this definition, ~~1~~20% of EBITDA~~)~~ for such period), plus (j) any non-cash share based compensation, which add-backs shall be taken by the Company in the quarter in which any such charges were taken and shall continue for any calculation thereafter which includes such quarter.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the later of (a) date on which the conditions precedent set forth in Section 4.1 are satisfied and (b) December 5, 2019.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, ~~Intralinks®, ClearPar®, Debt Domain, Syndrak~~web portal access for the Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent ~~and the~~or any LC Issuer and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
~~“Eligible Liabilities” means eligible liabilities as defined under or pursuant to the Bank of England Act 1998 or by the Bank of England (as may be appropriate) for the time being.~~
“Environmental Laws” means, with respect to the Borrower or any Guarantor, any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, in each case, applicable to the Borrower or such Guarantor or their respective Property.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Facility LCs or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Facility LCs or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.7) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.6, amounts with respect to such Taxes were payable either to such Lender~~'~~’s assignor immediately before such Lender acquired the applicable interest in a Loan, Facility LCs or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 3.6(e), and (d) any U.S. Federal withholding Taxes imposed under FATCA as a result of a Lender~~'~~’s failure to comply with the provisions of Section 3.6(g).
“Existing Facility LC” means the letters of credit described on Schedule 1.1(b).
“Extended Facilities” is defined in Section 8.2(e).
“Facility LC” is defined in Section 2.19(a).

“Facility LC Application” is defined in Section 2.19(c).
“Facility LC Collateral Account” is defined in Section 2.19(k).
“Facility LC Disbursement” means a payment made by the LC Issuer pursuant to a Facility LC.
“Facility Termination Date” means ~~December 5~~May 29, 202~~4~~9 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Credit Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.
“FATCA” means (A) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and (B) any current or future substantively comparable and not materially more onerous to comply with, law of any other country, any current or future regulations or official interpretation thereof and any agreement entered into in furtherance of such law of the type described in Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Swap Agreement.
~~“First Amendment” means the First Amendment to this Agreement dated November 4, 2022 among the parties hereto.~~
    ~~“First Amendment Effective Date” means the date the First Amendment is effective.~~
“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes plus (ii) the Applicable Margin.
“Floating Rate Advance” means an Advance which bears interest at the Floating Rate.
“Floating Rate Loan” means a Loan which bears interest at the Floating Rate.
“Floor” means the benchmark rate floor, if any, provided in this Agreement ~~initially~~ (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.00%.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means (i) each Subsidiary organized under the laws of a jurisdiction outside of the United States and (ii) each direct or indirect Domestic Subsidiary of the Company that is treated as a disregarded entity for federal income tax purposes and substantially all of the assets of which include the capital stock or other Equity Interests of one or more Subsidiaries that is a “controlled foreign corporation” under Section 956 of the Internal Revenue Code.
“Governmental Authority” means any nation or government, any state, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guaranteed Obligations” is defined in Section 9.1.
“Guarantor” means with respect to the Obligations and Swap Agreement Obligations owing by the Borrower, each Subsidiary Guarantor.
“Guaranty” means the guarantee contained in Article IX, including any amendment, modification, renewal or replacement of such guaranty agreement and any separate guaranty, in form and substance satisfactory to the Agent delivered by any Guarantor, as it may be amended or modified from time to time.
“~~Inactive~~Immaterial Subsidiary” means a Subsidiary ~~which has no assets and conducts no business. Schedule 1.1(d) is a list of all Inactive Subsidiaries as of the Effective Date~~of the Company that is not a Material Subsidiary.
“Indebtedness” of a Person means, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable and/or accrued expenses arising in the ordinary course of such Person's business payable in accordance with customary practices but including any amounts payable with respect to earn-out provisions at such time as any such earn-out becomes quantifiable), (c) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (other than Financial Contracts), (e) Capitalized Lease Obligations, (f) all reimbursement and similar obligations under outstanding letters of credit, bankers acceptances, surety bonds or similar instruments in respect of drafts or other claims which may be presented or have been presented and have not yet been paid, (g) the aggregate outstanding amount of all Off Balance Sheet Liabilities, based on the aggregate outstanding amounts sold, signed, discounted or otherwise transferred or financed, whether or not shown as a liability on a consolidated balance sheet of the Company and its Subsidiaries, including without limitation, all Receivables Transaction Attributed Indebtedness, and (h) all Contingent Obligations of such Person with respect to or relating to Indebtedness of others the same as those described in clauses (a) through (g) of this definition. For purposes of this definition, there shall be excluded from “Indebtedness” all standby letters of credit, bank guaranties, surety bonds and similar instruments which are issued in connection with workers compensation obligations or other statutory or governmental obligations up to an aggregate amount of $125,000,000. All such other instruments shall be included in the calculation of “Indebtedness”. For the avoidance of doubt, Operating Leases are not Indebtedness.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Intercreditor Agreement” shall mean the Collateral Agency and Intercreditor Agreement among the Secured Parties of the Borrower and JPMCB, as Collateral Agent, dated as of September 28, 2009, as amended or modified from time to time, which Intercreditor Agreement ~~shall be~~was terminated as of the Effective Date.
“Interest Coverage Ratio” means, as of the end of any fiscal quarter, the ratio of (a) EBITDA to (b) Interest Expense, in each case calculated for the four consecutive fiscal quarters then ending, on a consolidated basis for the Company and its Subsidiaries in accordance with Agreement Accounting Principles.
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Credit Advance in accordance with Section 2.8, which shall be in form approved by the Agent and separately provided to the Borrower.
“Interest Expense” means, with respect to any period, the aggregate of all interest expense reported by the Company and its Subsidiaries in accordance with Agreement Accounting Principles during such period. As used in this definition, the term “interest” shall include, without limitation, all interest, fees and costs payable with respect to the obligations under this Agreement, any discount and/or other expenses or interest component in respect of sales of accounts receivable and/or related contract rights and the interest portion of Capitalized Lease payments during such period, all as determined in accordance with Agreement Accounting Principles.
“Interest Payment Date” shall mean (a) with respect to any Term Benchmark Loan, the last day of each Interest Period with respect to such Revolving Credit Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and the Facility Termination Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Advance of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Facility Termination Date, and (c) with respect to any Floating Rate Loan and in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement, and the Facility Termination Date.
“Interest Period” means with respect to any Term Benchmark Advance, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 3.2(e) shall be available for specification in such ~~Advance Notice~~Borrowing Request or Interest Election Request. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and, in the case of a Revolving Credit Advance, thereafter shall be the effective date of the most recent conversion or continuation of such Advance.
“Investment” of a Person means any loan, advance (other than commission, moving, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable and/or accrued expenses arising in the ordinary course of business payable in accordance with customary practices and loans to employees in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person (other than Financial Contracts).
“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association (including its branches and affiliates).
“Judgment Currency” is defined in Section 16.6.
“Kelly Family” means any spouse or child of Terence E. Adderley and the legal descendants of each, together with the brothers and sisters of William R. Kelly and their legal descendants.
“Kelly Trust” means, collectively, (i) the William R. Kelly Irrevocable Trust dated July 14, 1972, (ii) the William R. Kelly Trust for Terence E. Adderley, dated February 24, 1964, and (iii) the Terence E. Adderley Irrevocable Trust K, dated March 4, 2002, in each case as the same have been or shall be amended from time to time.
“LC Exposure” is defined in Section 2.17(c).
“LC Fee” is defined in Section 2.19(d).
“LC Issuer” means, individually and collectively, ~~each Lender who agrees to be designated as an “LC Issuer” hereunder and issue Facility LCs hereunder (or any Subsidiary or affiliate of such Lender) upon request and approval of the Company and the Agent; provided, that, no more than three Lenders may be designated as “LC Issuers” at any time.~~JPMCB and any other Lender from time to time designated by the Borrower as an LC Issuer (in each case, through itself or through one of its designated affiliates or branch offices), with the consent of such Lender and the Agent, each in its capacity as the issuer of Facility LCs hereunder, and its successors in such capacity as provided in Section 2.19(m). Any LC Issuer may, in its discretion, arrange for one or more Facility LCs to be issued by its Affiliates, in which case the term “LC Issuer” shall include any such Affiliate with respect to Facility LCs issued by such Affiliate (it being agreed that such LC Issuer shall, or shall cause such Affiliate to, comply with the requirements of Section 2.19 with respect to such Facility LC). At any time there is more than one LC Issuer, all singular references to the LC Issuer shall mean any LC Issuer, either LC Issuer, each LC Issuer, the LC Issuer that has issued the applicable Facility LC, or both (or all) LC Issuer, as the context may require.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.
“LC Payment Date” is defined in Section 2.19(e).
“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and, to the extent permitted by Section 13.1, assigns. Unless otherwise specified, the term “Lenders” includes the Swing Line Lender and the LC Issuer.
“Lending Installation” means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent, as the case may be.
“Leverage Ratio” means, as of the end of any fiscal quarter, the ratio of (a) Total Indebtedness at such date to (b) Total Capitalization at such date, in each case calculated on a consolidated basis for the Company and its Subsidiaries in accordance with Agreement Accounting Principles.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, fixed or floating charge, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement); provided that the filing of financing statements solely with respect to, or other lien or claim solely on, any interest in Qualified Receivables Transaction Assets shall not be considered a Lien.
“Limited Condition Transaction” means any Acquisition by the Company or any of its Subsidiaries of or in any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Loan” means, with respect to a Lender, such Lender~~'~~’s Revolving Credit Loans and, with respect to the Swing Line Lender, Swing Line Loans.
“Loan Documents” means, collectively, this Agreement, ~~the Guaranties, the Facility LC Applications, the Collateral Documents, any~~each promissory note~~s~~ issued pursuant to ~~the Agreement and the~~this Agreement, each Facility LC Application, each Collateral Document, each Compliance Certificate, each Guaranty, and each other agreement~~s~~, ~~certificates and other documents~~instrument, document and certificate contemplated hereby or executed ~~or~~and delivered pursuant hereto by the Borrower or any Guarantor at any time on or after the Effective Date ~~of execution of this Agreement with or in favor of the Agent or any Lender.~~(including each pledge, power of attorney, consent, assignment, notice, letter of credit agreement, letter of credit applications and any agreements between the Borrower and an LC Issuer on the respective rights and obligations between the Borrower and an LC Issuer in connection with the issuance by such LC Issuer of Facility LCs). Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrower, the Guarantors and any other Person who becomes a party to this Agreement pursuant to a joinder agreement and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.
“Margin Stock” means margin stock as defined in Regulations G, T, U or X.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Guarantor to pay its Obligations under this Agreement, including the Guaranty, or (iii) the validity or enforceability of this Agreement or any Loan Document, including the Guaranty.
“Material Indebtedness” is defined in Section 7.5.
“Material Plan” is defined in Section 7.10.
“Material Subsidiary” means, as of any date, any Domestic Subsidiary (a) whose total assets as of the last day of the most recent fiscal period for which financials have been delivered pursuant to Section 6.1(a) (each such date, a “Test Date”) were equal to or greater than 5.0% of Total Assets at such Test Date or (b) whose revenues during the four consecutive fiscal quarters ending on such Test Date were equal to or greater than 5.0% of the consolidated revenues of the Company and its Subsidiaries for such period, in each case determined in accordance with Agreement Accounting Principles; provided that if, at any time and from time to time, Domestic Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) total assets as of the most recent Test Date equal to or greater than 15.0% of Total Assets at such date or (ii) revenues during the four consecutive fiscal quarters ending on such Test Date equal to or greater than 15.0% of the consolidated revenues of the Company and its Subsidiaries for such period, in each case determined in accordance with Agreement Accounting Principles, then the Company shall, no later than thirty days (or such later date as may be agreed to by Agent in its reasonable discretion) subsequent to the date on which financial statements for such fiscal period are delivered pursuant to this Agreement, designate in writing to the Agent one or more of such Subsidiaries as “Material Subsidiaries” such that, following such designation(s), Immaterial Subsidiaries have, in the aggregate (i) total assets as of the most recent Test Date of less than 15.0% of the Total Assets at such date and (ii) total revenues during the four consecutive fiscal quarters ending on such Test Date of less than 15.0% of the consolidated revenues of the Company and its Subsidiaries for such period, in each case determined in accordance with Agreement Accounting Principles.
“Modify” and “Modification” are defined in Section 2.19(a).
“Moody~~'~~’s” means Moody~~'~~’s Investors Service, Inc.
“More Favorable Provision” is defined in Section 6.18.
“Multiemployer Plan” means a plan defined in Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group has an obligation to contribute.
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Agreements and other Financial Contracts. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Agreement or Financial Contract as of the date of determination (assuming the Swap Agreement or Financial Contract were to be terminated as of that date), and “unrealized profits”

means the fair market value of the gain to such Person of replacing such Swap Agreement or Financial Contract as of the date of determination (assuming such Swap Agreement or Financial Contract were to be terminated as of that date).
“Net Worth” means the consolidated shareholder's equity of the Company and its Subsidiaries, including minority interests, all on a consolidated basis in accordance with Agreement Accounting Principles, provided that the amount of foreign currency translation shall be excluded at all times.
“New Term Loans” is defined in Section 2.4(c).
“~~Non-Excluded Taxes~~Non-Extended Facilities” is defined in Section ~~3~~8.~~6~~2(~~a~~e).
“Non-Paying Guarantor” is defined in Section 9.11.
~~“Notice of Drawdown” means a notice substantially in the form attached hereto as Exhibit C.~~
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a ~~Banking~~Business Day, for the immediately preceding ~~Banking~~Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligated Party” is defined in Section 9.2.
“Obligations” of the Borrower means, the unpaid principal of and interest on the Loans of the Borrower, all Reimbursement Obligations of the Borrower, and all other obligations and liabilities of the Borrower under this Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document). Obligations of the Guarantors shall include collectively the Obligations of the Borrower and the obligations of all of the Guarantors under the Guaranty as provided in this Agreement.
“Off Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding from this clause (iv) Operating Leases.
“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Facility LC or Loan Document).
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transaction denominated in USD by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate unpaid principal amount of Loans outstanding in respect of such Lender at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participants” is defined in Section 13.~~2~~1(~~a~~c).
“Paying Guarantor” is defined in Section 9.11.
~~“Payment Date” means each February 28, May 30, August 30 and November 30 occurring after the Effective Date, commencing February 28, 2020.~~
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Permitted Acquisition” means an Acquisition by the Company or any Subsidiary in a transaction that satisfies each of the following requirements:
(a)    such Acquisition is not a hostile or contested acquisition;
(b)    both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, (x) each of the representations and warranties in the Loan Documents is true and correct ~~and~~; provided that for any such Acquisition that is a Limited Condition Transaction, the condition in this subclause (x) shall be satisfied so long as certain customary “specified representations”

and those representations included in the related acquisition agreement that are material to the interests of the Lenders and only to the extent that the Company or any of its Subsidiaries has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations are true and correct in all material respects; and (y) no Default or Unmatured Default exists or would be caused thereby; provided that for any such Acquisition that is a Limited Condition Transaction, the condition in this subclause (y) shall be satisfied so long as (1) on the date the applicable definitive documentation governing such Limited Condition Transaction is executed and effective, no Default or Unmatured Default shall exist and (2) at the time the applicable Acquisition is consummated, no Default or Unamtured Default under Sections 7.2, 7.6 or 7.7 has occurred and is continuing or would immediately result therefrom;
(c)    for each Acquisition or series of related Acquisitions, either:
(i) the Company shall have determined that the Total Indebtedness to EBITDA Ratio does not exceed 3.5 to 1.0 on a pro forma basis (calculating the Total Indebtedness on the date of the proposed Acquisition and taking into account any debt incurred in connection with the Acquisition and calculating EBITDA using the trailing four fiscal quarters); or
(~~c~~ii)    ~~for each Acquisition or series of related Acquisitions~~  the Company shall have determined that the Total Indebtedness to EBITDA Ratio ~~does not~~ exceeds 3.5 to 1.0 on a pro forma basis (calculating the Total Indebtedness on the date of the proposed Acquisition and taking into account any debt incurred in connection with the Acquisition and calculating EBITDA using the trailing four fiscal quarters)~~; provided, that, the Company or any Subsidiary may enter into Acquisitions at a time when the pro forma Total Indebtedness to EBITDA Ratio (calculated as described above) exceeds 3.5 to 1.0 so long as~~ and the total consideration (whether in cash, by the incurrence or assumption of any Indebtedness, by any deferred payments or by the payment or transfer of any other consideration) paid or payable for all such Acquisitions made ~~during the term of this Agreement~~after the Third Amendment Effective Date shall not exceed $50,000,000 in the aggregate, provided that, in calculating the amount of consideration paid or payable with respect to any Acquisition, the amount payable with respect to earn out provisions or other Contingent Obligations shall not be considered until such earn out or other Contingent Obligations becomes quantifiable; ~~and~~
provided, further, that, for any such Acquisition that is a Limited Condition Transaction, the conditions in this clause (c) shall be satisfied on the date the applicable definitive documentation governing such Limited Condition Transaction is executed and effective and not on the date of the closing of such Limited Condition Transaction; and
(d)    for each Acquisition or series of related Acquisitions in which the total consideration paid or payable (including cash payments, Indebtedness assumed, earnouts (as projected by the Company in good faith) and other payments) is in excess of $100,000,000, as soon as available, but not less than ten days (or such lesser number of days agreed to by the Agent) prior to such Acquisition, the Company has provided the Agent with evidence that the Leverage Ratio does not exceed 0.35 to 1.0 on a pro forma basis acceptable to the Agent after giving effect to such Acquisition~~.~~; provided, that, for any such Acquisition that is a Limited Condition Transaction, the conditions in this clause (d) shall be satisfied on the date the applicable definitive documentation governing such Limited Condition Transaction is executed and effective and not on the date of the closing of such Limited Condition Transaction.

“Person” means any natural person, corporation, firm, joint venture, limited liability company, partnership, association, enterprise, company or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group has any obligation to contribute to on or after the Third Amendment Effective Date.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pricing Schedule” means the Schedule attached hereto as Exhibit A.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Projections” means a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of the Company and its Subsidiaries for the upcoming fiscal year.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Pro Rata Share” means, for each Lender, the ratio of such Lender~~'~~’s Commitment to the Aggregate Commitments. If at any time the Commitments have been terminated, the amount of any Commitment for the purposes of this definition of “Pro Rata Share” only shall be deemed equal to the amount of such Commitment immediately prior to its termination.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
~~“Q4 Divestiture” means the sale, transfer, conveyance, or disposition of Company’s staffing operations in Europe, which encompasses the sale of the shares of Kelly Services Management SARL~~
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.16.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Receivables Transaction” means any asset securitization transaction (i) by a Securitization Entity, (ii) which is a sale or other transfer of an interest in Qualified Receivables Transaction Assets to such Securitization Entity, which Securitization Entity will in turn sell certain of those Qualified Receivables Transaction Assets to a special purpose entity or a commercial paper issuance vehicle or conduit on terms and in a manner acceptable to the Agent, (iii) which is otherwise permitted by the terms of this Agreement and any other agreement binding on the Borrower or any of its Subsidiaries, (iv) under which 100% of the Equity Interests of such Securitization Entity have been pledged on a first priority basis to the Agent under the Collateral Documents, and (v) which asset securitization transaction is otherwise in form and substance reasonably acceptable to the Agent.
“Qualified Receivables Transaction Assets” means all Receivables and Related Rights that are sold, purportedly sold, contributed, transferred, conveyed or assigned by the Company or any Subsidiary of the Company to the Securitization Entity (regardless of whether such transfer is characterized as a sale, a secured loan or contribution). For the purposes hereof (i) “Receivables” means accounts or notes receivable and (ii) “Related Rights” means (a) the rights but not the obligations of, the Company or such Subsidiary under all related security with respect to such Receivables, (b) all monies due or to become due to the Company or such Subsidiary with respect to such Receivables, (c) all books and records related to such Receivables, (d) all collections and other proceeds and products of any of such Receivables, (e) and all right title and interest (but not obligations) in and to the lockbox accounts, into which collections or other proceeds with respect to such Receivables may deposited, and any related investment property acquired with any such collections or other proceeds.
“Receivables Transaction Attributed Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.
“Recipient” means (a) the Agent, (b) any Lender and (c) the LC Issuer, ~~as applicable~~or any combination thereof (as the context requires).
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate, such Benchmark is Daily Simple SOFR, then four (4) U.S. Government Securities Business Days prior to such setting or (c) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Agent in its reasonable discretion.
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Company then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, ~~the CME Term SOFR Administrator, as applicable,~~ or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Advance, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Advance, the Adjusted Daily Simple SOFR, as applicable.
“Replaced Lender” is defined in Section 3.7.
“Replacement Lender” is defined in Section 3.7.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
“Report” means reports prepared by the Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Loan Parties, after the Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Agent.
~~“Reports” is defined in Section 10.7.~~
“Required Lenders” means (a) at any time prior to the termination of the Commitments, Lenders holding not less than 51% of the Aggregate Commitments of all Lenders; and (b) at any time after the termination of the Commitments, Lenders whose Outstanding Credit Exposure aggregates at least 51% of the Aggregate Outstanding Credit Exposure of all Lenders.
“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation ~~and~~, bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means any Designated Financial Officer, assistant treasurer or designee of any Designated Financial Officer or assistant treasurer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.
“Revolving Credit Advance” means a borrowing hereunder (or continuation thereof) consisting of the several Revolving Credit Loans made on the same Borrowing Date (or date of continuation) by the Lenders to the Company of the same Type and, in the case of Term Benchmark Loans, for the same Interest Period.
“Revolving Credit Commitment” means, as to any Lender at any time, its obligation to make Revolving Credit Loans to, and participate in Swing Line Loans and Facility LCs issued upon the application of, the Company in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender~~'~~’s name in Schedule 1.1(a) under the heading “Revolving Credit Commitments” or as otherwise established pursuant to Section 13.1, as such amount may be reduced from time to time pursuant to Sections 2.4, 13.1 and the other applicable provisions hereof, and “Revolving Credit Commitments” means the aggregate of all the Lenders~~'~~’ Revolving Credit Commitments.
“Revolving Credit Loans” means, with respect to a Lender, such Lender~~'~~’s loans made pursuant to Section 2.1.
“RFR” means Daily Simple SOFR.
“RFR Advance” means, as to any Advance, the RFR Loans comprising such Advance.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.
“S&P” means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc.
“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the ~~so -~~ so-called Donetsk People’s Republic, the ~~so-~~ so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, or ~~Her~~His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” has the meaning specified in Section 5.20.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Secured Obligations” means, all Obligations, together with all (i) Banking Services Obligations, (ii) Swap Agreement Obligations, in each case, owing to one or more Lenders or their respective Affiliates and (iii) Additional Secured Obligations; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.
“Secured Parties” means (a) the Lenders, (b) the Agent, (c) each LC Issuer, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) all holders of Additional Secured Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the successors and assigns of each of the foregoing.
“Securitization Entity” means a wholly-owned Subsidiary of the Company that engages in no activities other than Qualified Receivables Transactions and any necessary related activities and owns no assets other than as required for Qualified Receivables Transactions and no portion of the Indebtedness (contingent or otherwise) of which is guaranteed by the Company or any Subsidiary of the Company or is recourse to or obligates the Company or any Subsidiary of the Company in any way, other than pursuant to customary representations, warranties, covenants, indemnities, performance guaranties and other obligations entered into in connection with a Qualified Receivables Transaction.
“Security Agreements” means each security agreement, pledge agreement, pledge and security agreement and similar agreement and any other agreement from the Company or any Subsidiary Guarantor granting a Lien on any of its personal property (including without limitation any Equity Interests owned by the Company or such Subsidiary Guarantor), each in form and substance acceptable to the Agent and as amended or modified from time to time, entered into by the Company or any Subsidiary Guarantor at any time for the benefit of the Agent and the Secured Parties pursuant to this Agreement.
“Single Employer Plan” means a Plan which is maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.
“Subsidiary Guarantor” means (a) each ~~present and~~Domestic Subsidiary which is a Subsidiary Guarantor on the Third Amendment Effective Date and (b) each future Domestic Subsidiary which is a Material Subsidiary, and their respective successors and assigns; provided that (i) no ~~Inactive~~Immaterial Subsidiary shall be required to be a Subsidiary Guarantor~~, but~~ and no Equity Interest of any Immaterial Subsidiary shall be required to ~~have 100% of their Equity Interests~~be pledged to the Agent ~~to the extent required under the Collateral Documents~~, (ii) upon the closing of any Qualified Receivables Transaction, (A) any Subsidiary Guarantor which will be a Securitization Entity in connection with any Qualified Receivables Transaction such shall be released from its obligations as a Subsidiary Guarantor and any lien on its assets under any Collateral Document shall be released, and (B) no newly formed Subsidiary which will be Securitization Entity in connection with any Qualified Receivables Transaction shall be required to be a Subsidiary Guarantor so long as no assets are transferred to such newly formed Subsidiary until simultaneously with the closing of any Qualified Receivables Transaction; provided, that, each Securitization Entity will be required to have 100% of their Equity Interests pledged to the Agent, and (iii) neither The Kelly Services, Inc. Foundation, a non-profit Michigan corporation nor The Kelly Relief Fund, a Michigan non-profit corporation, shall be required to be a Subsidiary Guarantor.
“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which (a) represents more than 15% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 15% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.
“Supplemental Reports” is defined in Section 11.17.
“Supported QFC” has the meaning assigned to it in Section 10.16.
“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“Swap Agreement Obligations” means any and all obligations of the ~~Loan Parties and their~~Company or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any Swap Agreement permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with a Lender or an Affiliate of a Lender.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swing Line Exposure” is defined in Section 2.17(c).
“Swing Line Lender” means JPMCB or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.
“Swing Line Loan” means a Loan made available to the Company by the Swing Line Lender pursuant to Section 2.16.
“Syndication Agent” means U.S. BANK, N.A., in its capacity as syndication agent hereunder.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Advance and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Third Amendment” means the Third Amendment to this Agreement dated as of May 29, 2024 among the parties hereto.

“Third Amendment Effective Date” means the date the Third Amendment is effective.
“Total Assets” means, as of any date, the total assets of the Company and its Subsidiaries on a consolidated basis as of such date in accordance with Agreement Accounting Principles.
“Total Capitalization” means, as of any date, the sum of (a) the Net Worth at such date plus (b) Total Indebtedness at such date.
“Total Indebtedness” means, as of any date, all Indebtedness of the Company and its Subsidiaries on a consolidated basis as of such date.
“Total Indebtedness to EBITDA Ratio” means, as of the end of any fiscal quarter, the ratio of (a) Total Indebtedness as of such date, to (b) EBITDA calculated for the four consecutive fiscal quarters then ending, on a consolidated basis for the Company and its Subsidiaries in accordance with Agreement Accounting Principles.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Facility LCs hereunder.
“Type”, when used in reference to any Loan or Advance, refers to whether the rate of interest on such Loan, or on the Loans comprising such Advance, is determined by reference to the Adjusted Term SOFR Rate, the Floating Rate or the Adjusted Daily Simple SOFR.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Liabilities” means the amount (if any) by which the actuarial present value of all benefit liabilities under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefit liabilities, all determined as of the then most recent valuation date for such Plans using FASB actuarial assumptions for single employer plan terminations.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USD” and “$” means dollars in lawful currency of the United States of America.
“USD Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in a foreign currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the foreign currency last provided (either by publication or otherwise provided to the Agent) by the applicable Thompson Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the foreign currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Agent using any method of determination it deems appropriate in its sole discretion.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.16.
“Wholly-Owned Subsidiary” of a Person means (a) any Subsidiary of which 98% or more of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 98% or more of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the ~~applicable~~UK Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
1.2    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
1.3    Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, Section 3.2(b) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or ~~alternative~~replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.4    Pro Forma Adjustments for Acquisitions and Dispositions. To the extent the Borrower or any Subsidiary makes any Acquisition permitted pursuant to Section 6.17 or Disposition outside the ordinary course of business permitted by Section 6.11 during the period of four fiscal quarters of the Borrower most recently ended, the Leverage Ratio, the Interest Coverage Ratio and the Total Indebtedness to EBITDA Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the Acquisition or the Disposition, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S X of the Securities Act of 1933, as

amended, as interpreted by the SEC, and as certified by a Financial Officer), as if such Acquisition or such Disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period; provided that, in connection with any Acquisition that is a Limited Condition Transaction, for purposes of determining compliance with any financial test or covenant contained in this Agreement during any period, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”) the date of determination for calculation of any such financial ratios or baskets shall be deemed to be the date the definitive agreements for such Acquisition that is a Limited Condition Transaction are entered into (the “LCA Test Date”) and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent fiscal quarter for which financial statements are available ending prior to the LCA Test Date, the Loan Parties could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Acquisition on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated and tested both (i) on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) on a stand-alone basis without giving effect to such Limited Condition Transaction and other transactions in connection therewith.
1.5    ~~1.4~~ Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II.
THE CREDITS
2.1    Commitments. From and including the Effective Date and prior to the Facility Termination Date, each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to (i) make or allow there to be continued and converted Revolving Credit Loans denominated in USD to the Company and (ii) participate in Swing Line Loans and Facility LCs issued upon the request of the Company, from time to time so long as after giving effect thereto (and to any other Credit Extension to be advanced or continued and to any concurrent repayment of Loans) (i) the Aggregate Outstanding Revolving Credit Exposure of such Lender is equal to or less than its Revolving Credit Commitment and (ii) the Aggregate Outstanding Revolving Credit Exposure of all Lenders does not exceed the Aggregate Revolving Credit Commitments. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow Revolving Credit Loans at any time prior to the Facility

Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date (or such earlier date as may be required pursuant to the provisions hereof). The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.
2.2    Repayment of Loans; Evidence of Debt; Types of Advances.
(a)    The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full to the Agent for the benefit of the Lenders by the Borrower on the Facility Termination Date. The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender in USD the then unpaid principal amount of each Loan of such Lender to the Borrower on the Facility Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Borrower hereby further agrees to pay to the Agent for the account of each Lender interest in USD on the unpaid principal amount of the Loans advanced to it and from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.9.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof, and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.1) be represented by one or more promissory notes in such form.
(f)    The Advances may be Floating Rate Advances, Term Benchmark Advances or RFR Advances, or a combination thereof, selected by the Company, provided, that RFR Advances shall only be available under the circumstances described in Section 3.2.
~~(g) All “Eurocurrency Loans” (as defined in this Agreement immediately prior to giving effect to the First Amendment) outstanding as of the First Amendment Effective Date, if any, shall be converted to Term Benchmark Loans with an Interest Period of one (1) month on the First Amendment Effective Date.~~
2.3    Procedures for Borrowing.

(a)    The Company may borrow under the Commitments from time to time prior to the Facility Termination Date on any Business Day.
~~(b) The Company shall select the Type of Advance and, in the case of each Term Benchmark Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than (a) 11:00 am New York City time one Business Day before the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan), (b) 11:00 am New York City time three U.S. Government Securities Business Days before the Borrowing Date for each Term Benchmark Advance, and (c) 11:00 am New York City time five U.S. Government Securities Business Days before the Borrowing Date for each RFR Advance in each case specifying:~~
(b)    To request an Advance, the Borrower shall notify the Agent of such request by submitting a Borrowing Request to the Agent through an Electronic System or the Approved Borrower Portal (a) (i) in the case of a Term Benchmark Advance, not later than 10:00 a.m., Chicago time, three (3) U.S. Government Securities Business Days before the date of the proposed Advance or (ii) in the case of an RFR Advance, not later than 10:00 a.m., Chicago time, five (5) U.S. Government Securities Business Days before the date of the proposed Advance or (b) in the case of a Floating Rate Advance, not later than 10:00 a.m., Chicago time, on the date of the proposed Advance; provided that any such notice of a Floating Rate Revolving Advance to finance the reimbursement of a Reimbursement Obligation as contemplated by Section 2.19(f) may be given not later than 9:00 a.m., Chicago time, on the date of the proposed Advance. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower; provided that, if such Borrowing Request is submitted through the Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.2:
~~(i)    [reserved],~~
~~(ii)    [reserved],~~
~~(iii)    the Borrowing Date, which shall be a Business Day, of such Advance,~~
(i)        ~~(iv)~~    the aggregate amount of ~~such~~the requested Advance, and a breakdown of the separate wires comprising such Advance and, if applicable, the relevant credit facility;
(ii)    the date of such Advance, which shall be a Business Day;
~~(v)    the Type of Advance selected, and~~
(iii)    whether such Advance is to be a Floating Rate Advance, a Term Benchmark Advance or an RFR Advance; and
(iv)        ~~(vi)~~    in the case of ~~each~~a Term Benchmark Advance, the initial Interest Period to be applicable thereto~~.~~, which shall be a period contemplated by the definition of the term “Interest Period.”
If no election as to the Type of the Revolving Credit Advance is specified, then the requested Revolving Credit Advance shall be a Floating Rate Advance. If no Interest Period is specified with respect to any requested Term Benchmark Advance, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.
Each borrowing shall be in USD the amounts of which shall be (a) (if less than the Aggregate Available Revolving Credit Commitments) equal to or greater than $1,000,000 and in integral multiples of $500,000 thereafter or (b) equal to the amount of the Aggregate Available Revolving Credit

Commitments. ~~Upon receipt of any such notice from the Company relating to a Revolving Credit Advance, the Agent shall promptly notify the Lenders~~Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Advance. Not later than 1:00 P.M., local time at the Agent's funding office for the Company (or 3:00 P.M., local time for Floating Rate Advances), on the requested Borrowing Date, each Lender shall make an amount equal to its Pro Rata Share of the principal amount of each Revolving Credit Advance requested to be made on such Borrowing Date available to the Agent at the Agent's funding office for the Company specified by the Agent from time to time by notice to the Lenders and in immediately available or other same day funds customarily used for settlement in USD. The amounts made available by each Lender will then be made available to the Company at the funding office for the Company and in like funds as received by the Agent.
~~(c) [Reserved]~~
Notwithstanding the foregoing, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, in no event shall the Borrower be permitted to request an RFR Advance pursuant to this Section 2.3 (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 3.2(a) and 3.2(f)).
2.4    Termination or Reduction of Commitments; Increase of Commitments.(a)     (a) The Company may permanently reduce the Revolving Credit Commitments, in whole or in part, ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, and which notice shall specify the amount of any such reduction, provided, however, that the Aggregate Revolving Credit Commitments may not be reduced below the Aggregate Outstanding Revolving Credit Exposure of all Lenders and the Aggregate Commitments may not be reduced below the Aggregate Outstanding Credit Exposure of all Lenders. In addition, all accrued facility fees shall be payable on the effective date of any termination of the Commitments.
(b)    Subject to the conditions set forth below, the Company may, upon at least ten (10) days (or such other period of time agreed to between the Agent and the Company) prior written notice to the Agent, increase the Aggregate Commitments from time to time, either by designating a lender not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Agent) or by agreeing with an existing Lender that such Lender~~'~~’s Commitment shall be increased (thus increasing the Aggregate Commitments); provided that, subject to Section 4.2,:
(i)    no Default shall have occurred and be continuing hereunder as of the effective date of such increase;
(ii)    the representations and warranties made by the Borrower and contained in Article V shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the effective date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);
(iii)    the amount of each such increase in the Aggregate Commitments shall not be less than $10,000,000 (or such other minimum amount agreed to between the Agent and the Company), and shall not cause the sum of (x) the aggregate increases in the Commitments under this Section 2.4(b) plus (y) the outstanding amount of all New Term Loans made under Section 2.4(c) to exceed $1~~0~~50,000,000;
(iv)    the Borrower and any applicable Lender or lender not theretofore a Lender, shall execute and deliver to the Agent, a Lender Addition and Acknowledgement Agreement, in form and substance satisfactory to the Agent and acknowledged by the Agent and the Borrower;
(v)    no existing Lender shall be obligated in any way to increase any of its Commitments unless it has executed and delivered a Lender Addition and Acknowledgement Agreement;
(vi)    the Agent shall consent to such increase, which consent shall not be unreasonably withheld, delayed or conditioned;
(vii)    the interest rates paid with respect to the increased Commitment and the other terms thereof shall be identical to those payable with respect to the existing Commitment;
(viii)    the Agent shall have received such supplemental opinions, resolutions, certificates and other documents as the Agent may reasonably request; and
(ix)    a new Lender may not be the Borrower or any Affiliate or Subsidiary of the Borrower.
Upon the execution, delivery, acceptance and recording of the Lender Addition and Acknowledgement Agreement, from and after the effective date specified in a Lender Addition and Acknowledgement Agreement, such existing Lender shall have a Commitment as therein set forth or such other Lender shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder. Upon its receipt of a Lender Addition and Acknowledgement Agreement together with any note or notes, if requested, subject to such addition and assumption and the written consent to such addition and assumption, the Agent shall, if such Lender Addition and Acknowledgement Agreement has been completed and the other conditions described in this Section 2.4 have been satisfied: (x) accept such Lender Addition and Acknowledgement Agreement; (y) record the information contained therein in the Register; and (z) give prompt notice thereof to the Lenders and the Company and deliver to the Lenders a schedule reflecting the new Commitments. The Lenders (new or existing) shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the new or existing Lender accepting a new or increased Commitment, of a direct or participation interest in each then outstanding Revolving Credit Loans and Facility LCs such that, after giving effect thereto, ~~all~~the Aggregate Outstanding Revolving Credit Exposure hereunder is held ratably by the Lenders in proportion to their respective Commitments. Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and facility and letter of credit fees. The Borrower shall make any payments under Section 3.4 resulting from such assignments.
Notwithstanding anything contained herein to the contrary, in the event that the increased Commitment is to be used to finance an Acquisition that is a Limited Condition Transaction, (i) the condition to such increased Commitment regarding the accuracy of representations and warranties set forth herein shall be limited to certain customary “specified representations” and those representations included in the related acquisition agreement that are material to the interests of the Lenders providing such increased Commitment and only to the extent that the Borrower or its Subsidiaries has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations, and (ii) the condition to such increased Commitment requiring the absence of any Default shall be deemed satisfied so long as (x) no Default exists on the date the definitive agreement in respect of such Permitted Acquisition was executed and (y) no Default shall have occurred and be continuing or shall exist under Sections 7.2, 7.6 or 7.7 on the date such increased Commitment is to be effective.
(c)    Subject to the conditions set forth below, the Company may, upon at least ten (10) days (or such other period of time agreed to between the Agent and the Company) prior written notice to the Agent, request a new credit facility which is a term loan (a “New Term Loan”); provided that:
(i)    no Default shall have occurred and be continuing hereunder as of the effective date of such increase;
(ii)    the representations and warranties made by the Borrower and contained in Article V shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;
(iii)    the amount of each such New Term Loan shall not be less than $10,000,000 (or such other minimum amount agreed to between the Agent and the Company), and shall not cause the sum of (x) the aggregate increases in the Commitments under Section 2.4(b) plus (y) the outstanding amount of any such New Term Loan (and any other New Term Loans made under this Section 2.4(c)) to exceed $1~~0~~50,000,000;
(iv)    the Borrower and any applicable Lender or lender not theretofore a Lender, shall execute and deliver to the Agent, a Lender Addition and Acknowledgement Agreement, in form and substance satisfactory to the Agent and acknowledged by the Agent and the Borrower;
(v)    no existing Lender shall be obligated in any way to make any New Term Loan unless it has executed and delivered a Lender Addition and Acknowledgement Agreement;
(vi)    the Agent shall consent to such increase, which consent shall not be unreasonably withheld, delayed or conditioned;
(vii)    the Agent shall have received such supplemental opinions, resolutions, certificates and other documents as the Agent may reasonably request;
(viii)    the interest rates and fees and scheduled principal payments and final maturity applicable to the New Term Loan shall be determined by the Company, the Agent and the lenders thereunder;
(ix)    the New Term Loans shall constitute “Loans” for all purposes of the Loan Documents;
(x)    this Agreement and the other Loan Documents may be amended in a writing executed and delivered by the Borrower and the Agent to reflect any changes necessary to give effect to such New Term Loan in accordance with its terms as set forth herein, including without limitation the addition of such New Term Loan as a separate facility and the terms agreed upon in (viii) above;

(xi)    such New Term Loan is on the same terms and conditions as those set forth in this Agreement, except as set forth in (viii) above or to the extent reasonably satisfactory to the Agent; and
(xii)    a new Lender may not be the Borrower or any Affiliate or Subsidiary of the Borrower.
(d)    Notwithstanding anything contained herein to the contrary, in the event that the New Term Loans are used to finance an Acquisition that is a Limited Condition Transaction, (i) the condition to funding such New Term Loans regarding the accuracy of representations and warranties set forth herein shall be limited to certain customary “specified representations” and those representations included in the related acquisition agreement that are material to the interests of the Lenders providing such New Term Loan and only to the extent that the Borrower or its Subsidiaries has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations, and (ii) the condition to funding such New Term Loans requiring the absence of any Default shall be deemed satisfied so long as (x) no Default exists on the date the definitive agreement in respect of such Permitted Acquisition was executed and (y) no Default shall have occurred and be continuing or shall exist under Sections 7.2, 7.6 or 7.7 on the date such New Term Loans are to be funded. This clause (d) shall not apply to increases in Commitments under Section 2.4(b).
(e)    ~~(d)~~ The provisions of Sections 2.4(b) ~~and~~, (c) and (d) shall supersede any provisions in Section 2.11 or 8.2 to the contrary (including, for the avoidance of doubt, provisions thereof relating to amendments to Section 8.2, Section 2.4, Section 2.11, and the definition of “Required Lenders”).
2.5    [Reserved]
2.6    Facility and Agent Fees.
(a)    The Company agrees to pay to the Agent for the account of each Lender a facility fee at the rate per annum equal to the Applicable Fee Rate, on the ~~average~~ daily amount of each Revolving Credit Commitment of such Lender, whether used or unused, from and including the Third Amendment Effective Date to but excluding the Facility Termination Date~~, payable on each Payment Date hereafter and on the Facility Termination Date~~. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the Third Amendment Effective Date; provided that any facility fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All facility fees shall payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Credit Commitments terminate). The facility fees shall be payable in USD.
(b)    The Company agrees to pay to the Agent for its own account, such other fees as agreed to between the Company and the Agent.
2.7    Optional and Mandatory Principal Payments on All Loans.
(a)    The Company may at any time and from time to time prepay, without premium or penalty but upon payment of any amount payable pursuant to Section 3.4, its Revolving Credit Advances in whole or in part, upon at least three Business Days’ irrevocable notice to the Agent specifying the date and amount of prepayment. Partial payments of Revolving Credit Advances shall be in an amount such that the principal of a Revolving Credit Loan will be reduced by $1,000,000 or any integral multiple of $500,000 principal amount in excess thereof.
(b)    Each prepayment and conversion pursuant to this Section 2.7 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 3.4 in connection with such payment.
(c)    If, at any time as of any date of determination, either (a) the Aggregate Outstanding Credit Exposure of all Lenders exceed the Aggregate Commitments or (b) the Aggregate Outstanding Revolving Credit Exposure of all Lenders exceed the Aggregate Revolving Credit Commitments, then the Borrower shall immediately prepay the Advances in an amount at least equal to such excess.
~~(d) [Reserved]~~
(d)    The Borrower shall notify the Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) by telephone (confirmed by email) or through an Electronic System or the Approved Borrower Portal of any prepayment under this Section: (i) in the case of prepayment of a Term Benchmark Loan, not later than 10:00 a.m., Chicago time, three (3) U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Loan, not later than 10:00 a.m., Chicago time, five (5) U.S. Government Securities Business Days before the date of prepayment, (iii) in the case of prepayment of a Floating Rate Loan, not later than 10:00 a.m., Chicago time, on the date of prepayment or (iv) in the case of prepayment of a Swing Line Loan, not later than 11:00 a.m., Chicago time, on the date of prepayment. Other than Floating Rate Loans and except as otherwise expressly provided herein with respect to refinancings, each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Advance or portion thereof to be prepaid. Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof.
(e)    Prepayments pursuant to this Section 2.7 shall be applied to prepay Loans made to the Borrower in such order as the Company may direct.
(f)    All amounts prepaid may be reborrowed and successively repaid and reborrowed, subject to the other terms and conditions in this Agreement.
(g)    Notwithstanding anything to the contrary herein, any prepayment notice delivered in connection with any proposed refinancing of all of the credit facilities may be, if expressly so stated in the applicable prepayment notice, contingent upon the consummation of such refinancing, and (i) the repayment date therefor may be amended from time to time by notice from the Borrower to the Agent and/or (ii) such prepayment notice may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 3.4).

2.8    Interest Elections. (a) Each Advance initially shall be of the Type specified in the applicable Borrowing ~~Notice~~Request and, in the case of a Term Benchmark Advance, shall have an initial Interest Period as specified in such Borrowing ~~Notice~~Request. Thereafter, the Borrower may elect to convert such Advance to a different Type or to continue such Advance and, in the case of a Term Benchmark Advance, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Advance, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Advance, and the Loans comprising each such portion shall be considered a separate Advance. This Section shall not apply to ~~Swingline~~Swing Line Advances, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Agent of such election by submitting an Interest Election Request to the Agent through an Electronic System or the Approved Borrower Portal by the time that a Borrowing ~~Notice~~Request would be required under Section 2.3 if the Borrower were requesting ~~a Revolving Credit~~an Advance of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower; provided that, if such Interest Election Request is submitted through the Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Agent..
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.3:
(i)    the principal amount of Advance to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Advance (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Advance);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Advance is to be a Floating Rate Advance, a Term Benchmark Advance or a RFR Advance; and
(iv)    if the resulting Advance is a Term Benchmark Advance, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Advance but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.8(c), prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 3.2(a) and 3.2(f)).
(d)    Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Advance.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Revolving Credit Advance prior to the end of the Interest Period applicable thereto, then, unless such Advance is repaid as provided herein, at the end of such Interest Period such Advance shall be deemed to have an Interest Period that is one month. Notwithstanding any contrary provision hereof, if a Default or Unmatured Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as a Default or Unmatured Default is continuing (i) no outstanding Revolving Credit Advance may be converted to or continued as a Term Benchmark Advance or an RFR Advance and (ii) unless repaid, (A) each Term Benchmark Advance shall be converted to a Floating Rate Advance at the end of the Interest Period applicable thereto and (B) each RFR Advance shall be converted to a Floating Rate Advance immediately.
2.9    Interest Rates, Interest Payment Dates; Interest and Fee Basis.
(a)    Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Floating Rate for such day. Each Term Benchmark Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof for the applicable Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate plus the Applicable Margin. Each RFR Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Margin. No Interest Period may end after the Facility Termination Date.
(b)    Interest accrued on each Loan shall be payable on each Interest Payment Date, commencing with the first such date to occur after the Third Amendment Effective Date and at maturity.
(c)    Interest shall be payable for the day an Advance is made but not for the day of any payment of principal on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance or of any fee shall become due on a day which is not a Business Day, except as otherwise provided in the definition of Interest Period or Interest Payment Date, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
(d)    All interest and fees (including LC Fees and facility fees) shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period such interest or fee is payable over a year comprised of 360 days except interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). No more than thirty (30) Revolving Credit Advances shall be permitted to exist hereunder at any one time.
2.10    Rates Applicable After Default. Notwithstanding anything to the contrary contained in this Agreement, during the continuance of a Default or Unmatured Default, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued (after the expiration of the current Interest Period) as a Term Benchmark Advance. Upon and during the continuance of any Default, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders as to changes and interest rates) declare that (i) each Term Benchmark Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Term Benchmark Advance during the Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, (iii) each RFR Advance shall bear interest at the rate otherwise applicable to such RFR Advance plus 2% per annum, and (iv) the LC Fee payable with respect to each Facility LC shall be increased by 2% per annum provided that, upon and during the continuance of any acceleration for any reason of any of the Obligations, the interest rate set forth above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

2.11    Pro Rata Payment, Method of Payment. Each borrowing of an Advance by the Borrower from the Lenders shall be made pro rata according to the Pro Rata Shares of such Lenders in effect on the date of such borrowing. Each payment by the Company on account of any facility fee shall be allocated by the Agent among the Lenders in accordance with their respective Pro Rata Shares. Any reduction of the Commitments of the Lenders shall be allocated by the Agent among the Lenders pro rata according to the Pro Rata Shares of the Lenders with respect thereto. Except as otherwise provided in this Agreement, each optional prepayment by the Company on account of principal or interest on its Revolving Credit Advances shall be allocated by the Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Company, by 10:00 A.M. (local time) on the date when due. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Company maintained with JPMCB for each payment of principal, interest and fees as it becomes due hereunder unless otherwise directed by the Company.
2.12    ~~Telephonic Notices~~[Reserved]. ~~The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender reasonably and in good faith believes to be an Authorized Officer. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.~~
2.13    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Commitment reduction notice, Borrowing ~~Notice~~Request, and repayment notice received by it hereunder. The Agent will notify each Lender and the Borrower of the interest rate applicable to each Advance promptly upon determination of such interest rate. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder.
2.14    Lending Installations. Each Lender may make and book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation(s) selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation(s) from time to time. All terms of this Agreement shall apply to any such Lending Installation(s) and the Loans, Facility LCs, participations in LC Obligations and the notes, if any, shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of such Lending Installation(s). Each Lender and the LC Issuer may, by written or telex notice to the Agent and the Borrower, designate one or more Lending Installations which are to make and book Loans or issue Facility LCs and for whose account Loan payments or payments with respect to Facility LCs are to be made.
2.15    Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date (or, in the case of the funding by a Lender of a Floating Rate Loan to be made in the same date of the notice thereof, prior to two hours after such notice is sent) on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the

Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the rate per annum equal to the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
2.16    Swing Line Loans.
(a)    Making of Swing Line Loans. The Swing Line Lender may elect in its sole discretion to make revolving loans denominated in USD (the “Swing Line Loans”) to the Company solely for the Swing Line Lender~~'~~’s own account, from time to time prior to the Facility Termination Date up to an aggregate principal amount at any one time outstanding not to exceed the lesser of $20,000,000 or the Aggregate Available Revolving Credit Commitments. ~~The Swing Line Lender may make Swing Line Loans (in its sole discretion but without any obligation to do so, and subject to the conditions precedent set forth in Article IV), provided that the Agent and the Swing Line Lender have received a request in writing or via telephone from an Authorized Officer of the Company for funding of Swing Line Loans no later than noon (Chicago time), on the Business Day on which such Swing Line Loans are requested to be made, which notice shall specify the requested duration of such Swing Line Loans, not to exceed ten (10) days unless otherwise agreed by the Swing Line Lender. All notices to the Agent and~~To request a Swing Line Loan, the Company shall notify the Agent of such request through an Electronic System or the Approved Borrower Portal not later than noon, Chicago time, on the day of a proposed Swing Line Loan. Each such notice shall be in a form approved by the Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swing Line Loan. The Agent will promptly advise the Swing Line Lender of any such notice received from the Company. The Swing Line Lender shall ~~be delivered by the Company to the Agent's and~~make each Swing Line Loan available to the Company, to the extent the Swing Line Lender~~'s Lending Installation in Chicago, Illinois, unless and until otherwise directed by the Agent and the Swing Line Lender~~elects to make such Swing Line Loan by 2:00 p.m., Chicago time, on the requested date of such Swing Line Loan. All Swing Line Loans shall be Floating Rate Advances. The Swing Line Lender shall not make any Swing Line Loans in the period commencing one Business Day after the Swing Line Lender becomes aware that one or more of the conditions precedent contained in Section 4.2 are not satisfied and ending upon the satisfaction or waiver of such condition(s). Each outstanding Swing Line Loan shall be payable on the earlier of (i) the maturity date agreed to between the Swing Line Lender and the Company or (ii) the Facility Termination Date, with interest at the rate agreed to between the Swing Line Lender and the Company accrued thereon and shall otherwise be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to the Swing Line Lender solely for its own account.
(b)    ~~Swing Line Loans Borrowing Requests. The Company agrees to deliver promptly to the Agent and the Swing Line Lender a written confirmation of each telephonic notice for Swing Line Loans signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Swing Line Lender, the records of the Swing Line Lender shall govern, absent manifest error.~~[Reserved].

(c)    Repayment of Swing Line Loans. At any time after making a Swing Line Loan, the Swing Line Lender may request the Company to, and upon request by the Agent the Company shall, promptly request an Advance from all Lenders to the Company and apply the proceeds of such Advance to the repayment of any Swing Line Loans owing by the Company not later than the Business Day following the Swing Line Lender~~'~~’s or Agent's request. Notwithstanding the foregoing, upon the earlier to occur of (a) one Business Day after demand is made by the Swing Line Lender, and (b) the Facility Termination Date, each Lender (other than the Swing Line Lender) shall irrevocably and unconditionally purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing Line Loans in an amount equal to such Lender~~'~~’s Pro Rata Share of such Swing Line Loans and promptly pay such amount to the Swing Line Lender in immediately available funds; provided that a Lender shall not have any obligation to acquire a participation in a Swing Line Loan pursuant to this paragraph if a Default shall have occurred and be continuing at the time such Swing Line Loan was made and such Lender shall have notified the Swing Line Lender in writing, at least one Business Day prior to the time such Swing Line Loan was made, that such Default has occurred and that such Lender will not acquire participations in Swing Line Loans made while such Default is continuing. Such payment shall be made by the other Lenders whether or not a Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not the Company has then requested an Advance in such amount; and such Swing Line Loans shall thereupon be deemed to be a Loan hereunder made on the date of such purchase (except, as aforesaid, with respect to the existence of any Default or the meeting of any condition precedent specified in Section 4.2 on such date). If any Lender fails to make available to the Swing Line Lender, any amounts due to the Swing Line Lender from such Lender pursuant to this Section, the Swing Line Lender shall be entitled to recover such amount, together with interest thereon at the rate per annum equal to the Federal Funds Effective Rate for the first three Business Days after such Lender receives notice of such required purchase and thereafter, at the rate applicable to such Loan, payable (i) on demand, (ii) by setoff against any payments made to the Swing Line Lender for the account of such Lender or (iii) by payment to the Swing Line Lender by the Swing Line Lender of amounts otherwise payable to such Lender under this Agreement. The failure of any Lender to make available to the Swing Line Lender its Pro Rata Share of any unpaid Swing Line Loans shall not relieve any other Lender of its obligation hereunder to make available to the Swing Line Lender its Pro Rata Share of any unpaid Swing Line Loans on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Swing Line Lender its Pro Rata Share of any unpaid Swing Line Loans.
2.17    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.6;
(b)    the Commitment and Outstanding Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 8.2); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)    if the Pro Rata Share of the outstanding Swing Line Loans (such Lender~~'~~’s “Swing Line Exposure”) or the Pro Rata Share of the outstanding LC Obligations (such Lender~~'~~’s “LC Exposure”) is greater than zero at the time a Lender becomes a Defaulting Lender then:
(i)    all or any part of such Swing Line Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent the sum of all non-Defaulting Lenders’ Outstanding Credit Exposures plus such Defaulting Lender’s Swing Line Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments; and
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Agent (x) first, prepay such Swing Line Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 8.1 for so long as such LC Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 8.1, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.19(d) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.17(c), then the fees payable to the Lenders pursuant to Section 2.6 and Section 2.19(d) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; or
(v)    if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.17(c), then, without prejudice to any rights or remedies of the LC Issuer or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.19(d) with respect to such Defaulting Lender’s LC Exposure shall be payable to the LC Issuer until such LC Exposure is cash collateralized and/or reallocated;
(d)    so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the LC Issuer shall not be required to issue, amend or increase any Facility LC, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 8.1, and participating interests in any such newly issued or increased Facility LC or newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(c)(i) (and Defaulting Lenders shall not participate therein); and
(e)    any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.17 but excluding Section 3.7) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the LC Issuer or Swing Line Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participating interest in any Swing Line Loan or Facility LC in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent, (iv) fourth, if so determined by the Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of Facility LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.
    If (i) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swing Line Lender or the LC Issuer has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Lender shall not be required to fund any Swing Line Loan and the LC Issuer shall not be required to issue, amend or increase any Facility LC, unless the Swing Line Lender or the LC Issuer, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swing Line Lender or the LC Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

    In the event that the Agent, the Borrower, the LC Issuer and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.

2.18    [Reserved]
2.19    Facility LCs.
(a)    Issuance. The LC Issuer ~~hereby agrees~~may elect in its sole discretion, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Company; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $10,000,000, (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment and (iii) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Credit Commitments~~. No~~; provided, that there shall not be more than a total of twenty (20) Facility LCs outstanding. Each Facility LC shall ~~have an expiry~~expire (or be subject to termination or non-renewal by notice from the LC Issuer to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date ~~later than~~ one year after the date of the issuance of such Facility LC (or, in the case of any extension of the expiration date thereof, including, without limitation, any automatic renewal provision, one year after such extension) and (ii) the date that is five Business

Days prior to the Facility Termination Date (or such later date as the LC Issuer may agree in its sole discretion); provided, that, (i) any Facility LC with an expiration date later than the Facility Termination Date shall be issued solely at the LC Issuer’s discretion and no LC Issuer shall have any obligation to issue a Facility LC with an expiration date beyond the Facility Termination Date, and (ii) any Facility LC that remains outstanding after the Facility Termination Date shall be cash collateralized by an amount equal to 105% of the LC Obligations, which amount shall be held in the Facility LC Collateral Account. Notwithstanding anything herein to the contrary and without limiting the LC Issuer’s determination in its discretion as to whether it will issue any Facility LC, the LC Issuer shall have no obligation hereunder to issue, and shall not issue, any Facility LC (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the LC Issuer from issuing such Facility LC, or any Requirement of Law relating to the LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LC Issuer shall prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or such Facility LC in particular or shall impose upon the LC Issuer with respect to such Facility LC any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise compensated hereunder) not in effect on the Third Amendment Effective Date, or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Third Amendment Effective Date and which the LC Issuer in good faith deems material to it, or (iii) if the issuance of such Facility LC would violate one or more policies of the LC Issuer applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Third Amendment Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.
(b)    Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.
(c)    Notice. Subject to Section 2.19(a), the Company shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender~~'~~’s participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Company shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.
(d)    LC Fees. The Company shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fees ~~to~~accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on ~~each Payment Date~~the fifteenth (15th) day following such last day, and (ii) with respect to each commercial Facility LC, a one-time letter of credit fee in an amount equal to the reasonable and customary fees quoted by the LC Issuer from time to time, calculated on the initial stated amount (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance or increase (each such fee described in this sentence an “LC Fee”). The Company shall also pay to the LC Issuer for its own account (x) at the time of issuance of each standby Facility LC, a fronting fee in an amount equal to 0.125% of the original face amount of such Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer~~'~~’s standard schedule for such charges as in effect from time to time.
(e)    Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Company and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Company and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender~~'~~’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Company pursuant to Section 2.19(f) below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer~~'~~’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.
(f)    Reimbursement by Company. The Company shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Company nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Company or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer~~'~~’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Company shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Company for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19(e). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing ~~Notice~~Request in compliance with Section 2.3 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Company may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.
(g)    Obligations Absolute. The Company's obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Company further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Company's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Company or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Company agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Company and shall not put the LC Issuer or any Lender under any liability to the Company. Nothing in this Section 2.19(g) is intended to limit the right of the Company to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19(f).
(h)    Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in respect of the Lenders in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.
(i)    Indemnification. The Company hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Company may have against any Defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC at the direction of the Company which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Company shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer~~'~~’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC; provided further, that in the case of legal fees and expenses, Company’s obligation to reimburse shall be limited to one legal counsel and, to the extent necessary, one local counsel in each relevant jurisdiction, if necessary (which may include a single counsel acting in multiple jurisdictions), one regulatory counsel, and to the extent actual or potential conflict exists, additional conflicts counsel. Nothing in this Section 2.19(i) is intended to limit the obligations of the Company under any other provision of this Agreement.
~~(j) Lenders' Indemnification Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.~~
(j)    [Reserved].
(k)    Facility LC Collateral Account. The Company agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any Reimbursement Obligation is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent's office at the address specified pursuant to Article XIII, in the name of such Company but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Company shall have no interest other than as set forth in Section 8.1. The Company hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Company's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account, together with all investments made therefrom, and all interest or other income or gain arising from such funds, to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of JPMCB or other Cash Equivalent~~s~~ Investments acceptable to the Agent having a maturity not exceeding 30 days;

provided that the Agent shall at all times maintain a perfected security interest in such investments for the ratable benefit of the LC Issuer and the Lenders. Nothing in this Section 2.19(k) shall either obligate the Agent to require the Company to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.
(l)    Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.
(m)    Replacement and Resignation of an LC Issuer.
(i)    An LC Issuer may be replaced at any time by written agreement among the Borrower, the Agent, the replaced LC Issuer and the successor LC Issuer. The Agent shall notify the Lenders of any such replacement of an LC Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced LC Issuer pursuant to Section 2.19(d). From and after the effective date of any such replacement, (A) the successor LC Issuer shall have all the rights and obligations of an LC Issuer under this Agreement with respect to Facility LCs to be issued by it thereafter and (B) references herein to the term “LC Issuer” shall be deemed to refer to such successor or to any previous LC Issuer, or to such successor and all previous LC Issuers, as the context shall require. After the replacement of an LC Issuer hereunder, the replaced LC Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an LC Issuer under this Agreement with respect to Facility LCs then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Facility LCs or extend or otherwise amend any existing Facility LCs.
(ii)    Subject to the appointment and acceptance of a successor LC Issuer, any LC Issuer may resign as an LC Issuer at any time upon thirty days’ prior written notice to the Agent, the Borrower and the Lenders, in which case, such resigning LC Issuer shall be replaced in accordance with Section 2.19(m)(i) above.

2.20    [Reserved]
2.21    Collateral Security; Further Assurances. To secure the payment when due of the Secured Obligations, the Company shall execute and deliver, or cause to be executed and delivered, to the Agent, Collateral Documents granting or providing for the following:
(a)    Security Agreements granting a first priority, enforceable Lien and security interest, subject to the Liens permitted by this Agreement, on all present and future accounts, chattel paper, commercial tort claims, deposit accounts, documents, farm products, fixtures, chattel paper, equipment, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights (as those terms are defined in the New York Uniform Commercial Code) and all other personal property of the Company and of each Subsidiary Guarantor, subject to any exclusions described in the Collateral Documents or approved by the Required Lenders and it being understood and agreed that such first priority, enforceable Lien and security interest shall not include any Lien or security interest ~~in the~~on or in Immaterial Subsidiaries or in Qualified Receivables Transaction Assets; provided, that, if any Qualified Receivables Transaction expires or otherwise terminates (and such Qualified Receivables Transaction is not simultaneously replaced with a new Qualified Receivables Transaction) and all obligations under such Qualified Receivables Transaction have been paid in full, the Company shall either (i) cease transferring assets to the Securitization Entity who was party to such Qualified Receivables Transaction or (ii) cause such Securitization Entity to execute and deliver Collateral Documents. Notwithstanding the foregoing, with respect to Liens granted by the Company or any Subsidiary Guarantor on the Equity Interests in any Foreign Subsidiary such Lien shall not exceed 65% ~~(or such other percentage that, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's U.S. parent or (2) could not reasonably be expected to cause any material adverse tax consequences)~~ of the issued and outstanding Equity Interests ~~entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2))~~ in each Foreign Subsidiary directly owned by the Company or any Guarantor who is a Domestic Subsidiary. For the avoidance of doubt, no Lien shall be granted on any of the Equity Interests of any Foreign Subsidiary that is not directly owned by the Company or a Guarantor who is a Domestic Subsidiary or of any Immaterial Subsidiary.
(b)    [Reserved]
(c)    The Company agrees that it will promptly notify the Agent of the formation, Acquisition or existence of any Subsidiary that is a Guarantor (per the definition of Guarantor) that has not executed a Guaranty and Collateral Documents or the Acquisition of any assets on which a Lien is required to be granted and that is not covered by existing Collateral Documents. The Company agrees that it will promptly execute and deliver, and cause each Guarantor to execute and deliver, promptly upon the request of the Agent, such additional Collateral Documents, Guaranties and other agreements, documents and instruments, each in form and substance reasonably satisfactory to the Agent, sufficient to grant the Guaranties and Liens contemplated by this Agreement and the Collateral Documents; provided that, in the event of a Limited Condition Transaction, the Company and the Guarantors shall not have less than 90 days from the closing of the Limited Condition Transaction to execute and deliver the forgoing. Additionally, the Company shall execute and deliver, and cause each Guarantor to execute and deliver, promptly upon the request of the Agent, such certificates, legal opinions, lien searches, organizational and other charter documents, resolutions and other documents and agreements as the Agent may reasonably request in connection therewith; provided that, in the event of a Limited Condition Transaction, the Company and Guarantors shall not have less than 90 days from the closing of the Limited Condition Transaction to execute and delivery the foregoing.
ARTICLE III.
CHANGE IN CIRCUMSTANCES, TAXES
3.1    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or LC Issuer ~~(except any such reserve requirement reflected in the Adjusted Term SOFR Rate)~~;
(ii)    impose on any Lender or the LC Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Facility LC or participation therein; or

(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the LC Issuer or such other Recipient of participating in, issuing or maintaining any Facility LCs or to reduce the amount of any sum received or receivable by such Lender, the LC Issuer or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the LC Issuer or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the LC Issuer or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or LC Issuer reasonably determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender~~'~~’s or LC Issuer~~'~~’s capital or on the capital of such Lender~~'~~’s or LC Issuer~~'~~’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Facility LCs held by, such Lender, or the Facility LCs issued by such LC Issuer, to a level below that which such Lender or LC Issuer or such Lender~~'~~’s or LC Issuer~~'~~’s holding company could have achieved but for such Change in Law (taking into consideration such Lender~~'~~’s or LC Issuer~~'~~’s policies and the policies of such Lender~~'~~’s or LC Issuer~~'~~’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer or such Lender~~'~~’s or LC Issuer~~'~~’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or LC Issuer setting forth the amount or amounts necessary to compensate such Lender or LC Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or LC Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender~~'~~’s or LC Issuer~~'~~’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or LC Issuer pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or LC Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender~~'~~’s or LC Issuer~~'~~’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.2    Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.2 if:
(i)    the Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Advance, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including, because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or
(ii)    the Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Advance, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance;
then the Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.8 or a new Borrowing ~~Notice~~Request in accordance with the terms of Section 2.3, (1) any Interest Election Request that requests the conversion of any Revolving Credit Advance to, or continuation of any Revolving Credit Advance as, a Term Benchmark Advance and any Borrowing ~~Notice~~Request that requests a Term Benchmark Revolving Credit Advance shall instead be deemed to be an Interest Election Request or a Borrowing ~~Notice~~Request, as applicable, for (x) an RFR Advance so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.2(a)(i) or (ii) above or (y) a Floating Rate Advance if the Adjusted Daily Simple SOFR also is the subject of Section 3.2(a)(i) or (ii) above and (2) any Borrowing ~~Notice~~Request that requests an RFR Advance shall instead be deemed to be a Borrowing ~~Notice~~Request, as applicable, for a Floating Rate Advance; provided that if the circumstances giving rise to such notice affect only one Type of Advances, then all other Types of Advances shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Agent referred to in this Section 3.2(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.8 or a new Borrowing ~~Notice~~Request in accordance with the terms of Section 2.3, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Agent to, and shall constitute, (x) an RFR Advance so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.2(a)(i) or (ii) above on such day or (y) a Floating Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.2(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute a Floating Rate Loan.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustment) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00

p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its correspondence Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.2 and except to the extent the Borrower and the Agent make certain selections under clause (2) of the definition of “Benchmark” and under the definition of “Benchmark Replacement Adjustment”.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Advance or ~~RFR Advance of,~~ conversion to or continuation of Term Benchmark Loans ~~to be made, converted or continued~~or (ii) an RFR Advance or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Advance or RFR Advance, as applicable, into a request for an Advance of or conversion to (A) solely with respect to any such request for a Term Benchmark Advance, an RFR Advance so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Floating

Rate Advance if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Floating Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.2, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Agent to, and shall constitute, (x) an RFR Advance so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Floating Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day, and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute, a Floating Rate Loan.
3.3    Availability of Types of Advances. If any Lender reasonably determines that maintenance of its Term Benchmark Loans at a suitable Lending Installation, would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, the Loans of such Lender that are so affected shall, at the election of the Borrower, either (i) be converted to RFR Loans or, if RFR Loans are not available, to Floating Rate Loans or (ii) be repaid (a) upon demand by such Lender if it shall be unlawful for such Lender to maintain the affected Loan until the end of the Interest Period for the affected Loan, or (b) at the end of the Interest Period for the affected Loan.
3.4    Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.7, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b)    [Reserved].

3.5    Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender and the LC Issuer shall designate an alternate Lending Installation with respect to its Loans or Facility LCs or participations therein to reduce any liability of the Borrower to such Lender or the LC Issuer, as the case may be, under Sections 3.1 or to avoid the unavailability of an Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender or the LC Issuer in any material respect. Each Lender or the LC Issuer, as the case may be, shall deliver a written statement of such Lender or the LC Issuer to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender or the LC Issuer, as the case may be, determined such amount and shall state that amounts determined in accordance with such procedures are being charged by such Lender or the LC Issuer to other borrowers with credit facilities similar to this Agreement and credit characteristics comparable to the Company as determined by such Lender or the LC Issuer, as the case may be, and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Unless otherwise provided herein, the amount specified in the written statement of any Lender or the LC Issuer shall be payable on demand after receipt by the applicable Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.4 and 3.6 shall survive payment of the Obligations and termination of this Agreement. The Borrower shall have no obligation to compensate any Lender or the LC Issuer with respect to amounts provided in Sections 3.4 or 3.6 with respect to any period prior to the date which is 180 days prior to the date such Lender or the LC Issuer delivers its written statement hereunder requesting compensation (except such longer period during which solely because of the retroactive application of such law, rule, regulation, policy, guideline or directive such Lender did not know in good faith that such amount would arise or accrue).
3.6    Taxes.
(a)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.6) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Agent, timely reimburse it for Other Taxes.
(c)    The Borrower shall indemnify the Agent, each Lender and each LC Issuer, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender or such LC Issuer, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or a LC Issuer, or by the Agent on its own behalf or on behalf of a Lender or a LC Issuer, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(e)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.6(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender~~'~~’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8 BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8 BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit ~~I~~E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8 BEN-E, as applicable; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit ~~I~~E-2 or Exhibit ~~I~~E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit ~~I~~E-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender~~'~~’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(f)    If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.~~1~~6, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.6 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower

(plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(g)    Each Foreign Lender shall also comply with any certification, documentation, information or other reporting necessary to establish an exemption from withholding under FATCA and shall provide any other documentation reasonably requested by the Borrower or the Agent sufficient for the Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.
(h)    Each Lender shall indemnify the Borrower and the Agent within ten (10) days after demand therefor, for the full amount of any Excluded Taxes attributable to such Lender that are payable or paid by the Borrower or the Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Borrower or the Agent, as applicable, shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document against any amount due to the Agent under this paragraph (h). The agreements in this paragraph (h) shall survive the resignation and/or replacement of the Agent.
(i)    For purposes of this Section 3.6, the term “Lender” includes any LC Issuer and the term “applicable law” includes FATCA.
3.7    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 3.1, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.6, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.1 or 3.6, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender (i) requests compensation under Section 3.1, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.6, (ii) is or becomes a Defaulting Lender, or (iii) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 8.2 or any other provision of any Loan Document requires the consent of all affected Lenders and with respect to which the Required Lenders shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender (a “Replaced Lender”) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.1), all its interests, rights and obligations under this Agreement to an assignee (a “Replacement Lender”) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent (and if a Commitment is being assigned, the LC Issuers), which consent shall not unreasonably be withheld, (ii) such Replaced Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Facility LC Disbursements and ~~Swingline~~Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the ~~assignee~~Replacement Lender (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.6, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(c)    Notwithstanding any ~~Departing~~such Replaced Lender’s failure or refusal to assign its rights, obligations, Loans and Commitments under this Section 3.7, the ~~Departing~~Replaced Lender shall cease to be a “Lender” for all purposes of this Agreement and the Replacement Lender shall be substituted therefor upon payment to the ~~Departing~~Replaced Lender by the Replacement Lender of all amounts set forth in this Section 3.7 without any further action of the ~~Departing~~Replaced Lender.
ARTICLE IV.
CONDITIONS PRECEDENT
4.1    Effective Date. The obligations of the Lenders to make Loans and of the LC Issuer to issue Facility LCs hereunder on the Effective Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.2).
(a)    Credit Agreement and Loan Documents. The Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.2 payable to the order of each such requesting Lender and a written opinion of the Loan Parties’ counsel, addressed to the Agent, the LC Issuer and the Lenders in substantially the form of Exhibit D, all in form and substance satisfactory to the Agent.
(b)    Projections. The Lenders shall have received satisfactory Projections for the period beginning with fiscal year 2019 and ending Fiscal Year 2024.
(c)    Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Company, its Designated Financial Officers, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.
(d)    No Default Certificate. The Agent shall have received a certificate, signed by a Designated Financial Officer of the Company, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, and (ii) stating that the representations and warranties contained in Article V are true and correct in all material respects as of the Effective Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date.
(e)    Fees. The Lenders and the Agent shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Agent on or before the Effective Date.
(f)    Lien Searches. The Agent shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for liens permitted by Section 6.~~0~~2 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Agent.
(g)    Solvency. The Agent shall have received a solvency certificate signed by a Designated Financial Officer dated the Effective Date in form and substance reasonably satisfactory to the Agent.
(h)    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.13), shall be in proper form for filing, registration or recordation.
(i)    Insurance. The Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Agent and otherwise in compliance with the terms of Section 6.6 of this Agreement.
(j)    Letter of Credit Application. The Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable) if the issuance of a Facility LC will be required on the Effective Date.
(k)    USA PATRIOT Act, Etc. (i) The Agent shall have received, (x) at least five (5) days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrower at least ten (10) days prior to the Effective Date, and (y) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party, and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least the (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(l)    Other Documents. The Agent shall have received such other documents as the Agent, the LC Issuer, any Lender or their respective counsel may have reasonably requested.
Upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in Section 4.1 shall be deemed to be satisfied with respect to such Lender. The Agent shall notify the Borrower, the Lenders and the LC Issuer of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the LC Issuer to issue Facility LCs hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.2) at or prior to 2:00 p.m., Eastern time, on December 31, 2019 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
4.2    Each Advance. The Lenders shall not be required to make any Credit Extensions or continue or convert any Loans, unless on the applicable Borrowing Date, both before and after giving effect on a pro forma basis to the making of such Credit Extension or such continuation or conversion:
(a)    There exists no Default or Unmatured Default.
(b)    The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date.
Each Borrowing ~~Notice~~Request or request for issuance of a Facility LC with respect to each Credit Extension and each continuation or conversion by the Borrower hereunder shall constitute a representation and warranty by the Company and the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.
Notwithstanding anything contained herein to the contrary, in the event that the Credit Extension is used to finance an Acquisition that is a Limited Condition Transaction, (i) the condition to funding such Credit Extension regarding the accuracy of representations and warranties set forth herein shall be limited to certain customary “specified representations” and those representations included in the related acquisition agreement that are material to the interests of the Lenders providing such Credit Extension and only to the extent that the Borrower or its Subsidiaries has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations, and (ii) the condition to funding such Credit Extension requiring the absence of any Default shall be deemed satisfied so long as (x) no Default exists on the date the definitive agreement in respect of such Permitted Acquisition was executed and (y) no Default shall have occurred and be continuing or shall exist under Sections 7.2, 7.6 or 7.7 on the date such Credit Extension is to be funded.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Lenders that:
5.1    Corporate Existence and Standing. Each of the Company and its Subsidiaries is a corporation, partnership, limited liability company or other organization, duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate, partnership, company or similar authority to conduct its business as presently conducted.
5.2    Authorization and Validity. The Borrower and each Guarantor has the corporate or other power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower and each of the Guarantors of the Loan Documents and the performance of their obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which they are a party constitute legal, valid and binding obligations of the Borrower and the Guarantors enforceable against the Borrower and the Guarantors in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by equitable principles affecting the availability of specific performance and other remedies.
5.3    No Conflict; Government Consent. Neither the execution and delivery by the Borrower and the Guarantors of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or the Company’s or any Subsidiary's articles of incorporation, code of regulations or by-laws or the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 6.13) in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.
5.4    Financial Statements. The December 3~~0~~1, 20~~18~~23 audited consolidated financial statements of the Company and its Subsidiaries were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries.
5.5    Material Adverse Change. Since December 3~~0~~1, 20~~18~~23 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.
5.6    Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed by any Governmental Authority and have paid all taxes shown as due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries by any Governmental Authority, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien (other than as permitted by Section 6.13) exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes, in each case other than as permitted by Section 6.13. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.
5.7    Litigation and Contingent Obligations. Except as set forth on Schedule 5.7 hereto, there is no litigation, arbitration or proceeding pending or, to the knowledge of any of their executive officers, any governmental investigation or inquiry pending or any litigation, arbitration, governmental investigation, proceeding or inquiry threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Credit Extensions. Since the Third Amendment Effective Date ~~of this Agreement~~, there has been no change in the status of the matters disclosed in Schedule 5.7 that, individually or in the aggregate, has resulted in, or would be reasonably be likely to result in, a Material Adverse Effect.
5.8    Subsidiaries. Schedule 5.8 hereto contains an accurate list of all Subsidiaries of the Company as of the Third Amendment Effective Date ~~of this Agreement~~, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries held by the Company have been duly authorized and issued and are fully paid and non-assessable.
5.9    ERISA. Each member of the Controlled Group has fulfilled its obligations in all material respects under the minimum funding standards of ERISA and the Code with respect to each Plan. Each member of the Controlled Group is in compliance with the applicable provisions of ERISA and the Code with respect to each Plan except where such non compliance could not reasonably be expected to have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event which has or may result in any material liability has occurred with respect to any Plan, and no steps have been taken to reorganize or terminate any Single Employer Plan. No member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any material, actual liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
5.10    Accuracy of Information. No information, exhibit or report furnished by the Company or any of its Subsidiaries in writing to the Agent or to any Lender in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, as of the date thereof. As of the Third Amendment Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification, if any, provided on or prior to the Third Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
5.11    Regulations T, U and X. Margin Stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder and the Company and its Subsidiaries are in compliance with Section 6.2.
5.12    Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.
5.13    Plan Assets; Prohibited Transactions. The Company and its Subsidiaries have not engaged in any prohibited transaction within the meaning of Section 4.06 of ERISA or Section 4975 of the Code which could result in any material liability; and neither the execution of this Agreement nor the making of Credit Extensions (assuming that the Lenders do not fund any of the Credit Extensions with any “plan assets” as defined in ERISA) hereunder give rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
5.14    Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has reasonably concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.
5.15    Investment Company Act. The Borrower is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
5.16    [Reserved].
5.17    Ownership of Properties. On the Third Amendment Effective Date, the Company and its Subsidiaries will have good title, free of all Liens (other than as permitted by Section 6.13), to all Property and assets reflected in the financial statements as owned by it other than defects in title which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.18    Reportable Transaction. Neither the Borrower nor any Subsidiary intends to treat the Advances and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower or any Subsidiary determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.
5.19    Purpose of Loans. The proceeds of the Loans hereunder shall be used solely for general corporate purposes.
5.20    Sanctions; Anti-Corruption. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its Subsidiaries is a Person that is, or is owned 50 percent or more, individually or in the aggregate, directly or indirectly or controlled by persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, or ~~Her~~His Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or resident in a Sanctioned Country ~~or territory that is the subject of Sanctions (including, currently, Crimea, Cuba, Iran, North Korea and Syria)~~. The Company, its Subsidiaries and, to the knowledge of the Company, their respective directors, officers and employees, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. The Company and its

Subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and achieve continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws, in all material respects.
5.21    EEA Financial Institutions. Neither the Borrower nor any Subsidiary is an EEA Financial Institution.
ARTICLE VI.
COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1    Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting enabling it to provide consolidated financial statements for the Company and each Subsidiary in accordance with Agreement Accounting Principles and furnish to the Lenders:
(a)    Within 120 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Company~~'~~’s independent certified public accountants) audit report certified by nationally recognized independent certified public accountants certifying that the Company~~'~~’s consolidated financial statements are fairly stated in all material respects, in accordance with Agreement Accounting Principles for itself and the Subsidiaries, including balance sheets as of the end of such period, related income statements, and statements of cash flows.
(b)    Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and related income statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Designated Financial Officer of the Company.
(c)    Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit ~~E~~B hereto signed by a Designated Financial Officer of the Company (the “Compliance Certificate”) showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.
(d)    [Reserved]
(e)    As soon as possible and in any event within 5 days after (x) receipt by the Company, and (y) a determination is made by the Company concerning a Material Adverse Effect with respect thereto, a copy of (a) any notice or claim to the effect, that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, and (c) any notice of occurrence of any Reportable Event, which, in each case, could reasonably be expected to have a Material Adverse Effect.

(f)    Promptly after the sending or filing thereof, copies of all forms 8K, 10-K and 10-Q which the Company files with the Securities and Exchange Commission or any successor agency thereof pertaining to the Company or any of its Subsidiaries as the issuer of securities.
(g)    Promptly, (x) such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of their respective Subsidiaries as any Lender or the Agent may from time to time reasonably request and (y) information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 6.1(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether made available by the Agent); provided that: (A) upon written request by the Agent (or any Lender through the Agent) to the Company, the Company shall deliver paper copies of such documents to the Agent or such Lender until a written request to cease delivering paper copies is given by the Agent or such Lender and (B) the Borrower shall notify the Agent and each Lender (~~by facsimile~~via the internet or through Electronic System) of the posting of any such documents and provide to the Agent through Electronic System electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.
6.2    Use of Proceeds. (a) The Company will, and will cause each Subsidiary to, use the proceeds of all Credit Extensions, to refinance existing Indebtedness, for Acquisitions and Investments permitted hereunder, for working capital or general corporate purposes. None of the proceeds of any of the Advances made under this Agreement will be used, whether directly or indirectly, in violation of any applicable law or regulation, including without limitation Regulations T, U or X, or to purchase or carry any Margin Stock.
(a)    The Company will not, nor will it permit any Subsidiary to, directly or indirectly, use the proceeds of the Loans or Facility LCs, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions except as may be permitted by law, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Facility LCs, whether as Agent, Arranger, LC Issuer, Lender, underwriter, advisor, investor, or otherwise).
6.3    Notice of Default. The Company will give prompt notice in writing to the Agent of the occurrence of any Default or Unmatured Default known to it or which in the exercise of reasonable and customary diligence it should have known.

6.4    Conduct of Business. The Company will, and will cause each Subsidiary to do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of organization (subject to Section 6.11) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in any such case where such failure could not reasonably be expected to have a Material Adverse Effect and except that a Subsidiary may be dissolved if the Company determines in good faith that such dissolution is in the best interest of the Company and its Subsidiaries taken as a whole.
6.5    Taxes. The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and those which the failure to file or pay could not reasonably be expected to have a Material Adverse Effect.
6.6    Insurance. The Company will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies (or self-insurance programs) on their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as management of the Company reasonably considers consistent with sound business practice.
6.7    Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except for such noncompliance as could not reasonably be expected to have a Material Adverse Effect. The Company will maintain in effect policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries, and their respective directors, officers and employees with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.
6.8    Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things reasonably necessary to maintain, preserve, protect and keep its material Property in good repair, working order and condition (ordinary wear and tear excepted), and make all reasonably necessary and proper repairs, renewals and replacements.
6.9    Inspection. The Company will, and will cause each Subsidiary to, permit the Agent and upon the occurrence of a Default and during the continuation thereof the Lenders, directly or by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice at such reasonable times and intervals as the Agent or any Lender, as the case may be, may designate, which times and intervals shall be reasonably acceptable to the Company; provided, however, that such examination shall exclude examination or disclosure of “personal data” within the meaning of the European Union Data Protection Directive (the “EU Directive”) if such disclosure or examination would cause the Company or any Subsidiary of the Company to be in violation of the EU Directive or US-EU Safe Harbor Data Privacy Arrangements issued pursuant to the EU Directive.
6.10    Merger.(a)     The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that, a Subsidiary or other Person may merge into the

Company or a Wholly-Owned Subsidiary, provided that in any merger involving the Company the Company is the surviving entity and in any merger involving any Guarantor such Guarantor or another Guarantor or the Company is the surviving entity.
6.11    Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise Dispose of its Property, to any other Person, (other than the Company or any Guarantor), except:
(a)    leases, sales or other Dispositions to majority-owned or controlled Subsidiaries subject to the terms of Section 6.14.
(b)    any transfer of an interest in Qualified Receivables Transaction Assets as part of a Qualified Receivables Transaction.
(c)    [reserved].
(d)    [reserved].
(e)    [reserved].
~~(c) any transfer of accounts receivable by Kelly Services - Empresa de Trabalho Temporario, Unipessoal Lda. in connection with factoring arrangements in Portugal so long as the aggregate value of accounts receivable sold does not exceed EUR50,000,000 in any fiscal year.~~
~~(d) the sale/financing of the French CICE (the Competitiveness and Employment Tax Credit receivable).~~
~~(e) other asset sales as separately agreed upon in writing on the Effective Date between the Agent and the Company.~~
(f)    leases, sales (including sale leasebacks) or other Dispositions of its Property in addition to those described in clauses (a) through (e) above and (g) and (h) below so long as the aggregate value of assets leased, sold or disposed of since the Third Amendment Effective Date does not exceed ~~(i) for all such leases, sales and dispositions during the period from the Effective Date through and including the date on which the Q4 Divestiture closes,~~ 15% of the Total Assets of the Company and its Subsidiaries at the time of such transaction ~~and (ii) for all such leases, sales and dispositions during the period from and after the date on which the Q4 Divestiture closes, $100,000,000 in aggregate amount~~.
(g)    sales or Dispositions of worn out or obsolete equipment and other fixed assets.
(h)    exchanges of real property for other real property of substantially similar value on fair and reasonable terms applicable to an arm’s length transaction.
~~Notwithstanding anything in this Section 6.11 to the contrary, no such leases, sales or other dispositions of property may be made if any Default has occurred and is continuing.~~
6.12    Indebtedness. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
(a)    The Credit Extensions and the Reimbursement Obligations.

(b)    Indebtedness existing on the date hereof and described in Schedule 6.12, together with any extensions, renewals or refinancings of such Indebtedness which do not increase the aggregate commitment amount thereof.
(c)    Indebtedness arising under Swap Agreements related to the Credit Extensions.
(d)    Indebtedness arising under Capitalized Lease Obligations or other purchase money obligations incurred solely for the purpose of financing the Acquisition of real or personal property, provided that (x) the principal amount of such Indebtedness shall not exceed the cost of the real or personal property purchased, and (y) the aggregate outstanding principal amount of all such Indebtedness shall not exceed $20,000,000 at any time.
(e)    Indebtedness of any Subsidiary owing to any other Subsidiary or the Company and permitted by Section 6.17.
(f)    Receivables Transaction Attributed Indebtedness under Qualified Receivables Transactions in an aggregate amount not to exceed $350,000,000 at any time.
(g)    ~~Related attributable Indebtedness in connection with the transaction contemplated by Section 6.11(d)~~[reserved].
(h)    Indebtedness of Foreign Subsidiaries not exceeding $30,000,000 in aggregate principal amount at any time outstanding.
~~(i) Other Indebtedness as separately agreed upon in writing on the Effective Date between the Agent and the Company.~~
(i)    Banking Services Obligations and Swap Agreement Obligations and any other Indebtedness related to any treasury management services owing to any Person.
(j)    Contingent Obligations of the Borrower related to any Banking Services Obligations of any Subsidiary, any Swap Agreement Obligations of any Subsidiary and any Additional Secured Obligations of any Subsidiary; provided that such Additional Secured Obligations are otherwise permitted under this Section 6.12.
(k)    ~~(j)~~ Other Indebtedness (excluding all Indebtedness permitted by clauses (a) through (~~i~~j) of this Section 6.12) not exceeding $50,000,000 in aggregate principal amount at any time outstanding.
6.13    Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:
(a)    Liens in favor of the Agent securing the Secured Obligations;
(b)    Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.
(c)    Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.
(d)    Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or other statutory or government obligations, including liens on assets of any Foreign Subsidiary given to secure any letter of credit or bank guaranty given as security or support for the obligations described in this clause (d).
(e)    Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries.
(f)    Liens granted by any Subsidiary in favor of the Company or any other Subsidiary.
(g)    Any interest or title of a lessor in the property subject to any Capitalized Lease Obligation or Operating Lease.
(h)    Any Lien created to secure payment of a portion of the purchase price of, or existing at the time of Acquisition of, any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Company or such Subsidiary for such fixed asset and is permitted pursuant to Section 6.12(~~e~~d); provided that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time.
(i)    Judgment or other similar Liens arising in connection with legal proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, has established appropriate reserves against such claims in accordance with Agreement Accounting Principles.
(j)    Liens on assets of any Foreign Subsidiary securing Indebtedness of any Foreign Subsidiary not exceeding the USD Equivalent of $50,000,000 in aggregate principal amount at any time outstanding and if such Indebtedness is permitted pursuant to Section 6.12(i), (j) or (h).
(k)    Any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.13; provided that (i) such Lien shall not apply to any other property or asset of the Company or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.
(l)    Liens securing related attributable Indebtedness in connection with the transaction contemplated by Sections 6.12(f) ~~or 6.12(g)~~.
(m)    ~~Other~~ Liens ~~as separately agreed upon in writing on the Effective Date between the Agent and the Company.~~(i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry.

(n)    Liens securing Indebtedness or other obligations not exceeding $5,000,000 in aggregate principal amount at any time outstanding.
Notwithstanding anything in Section 6.12 or 6.13 hereof, no Liens (other than in favor of the Agent to secure the Secured Obligations) will be permitted or suffered to exist on any Equity Interests of any Securitization Entity without the written consent of the Agent and no Indebtedness of, nor any Liens on any assets of, any Securitization Entity will be permitted or suffered to exist other than customary Indebtedness and Liens required under a Qualified Receivables Transaction.

6.14    Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company~~'~~’s or such Subsidiary~~'~~’s business and upon fair and reasonable terms (taken as a whole) no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction.
6.15    Financial Contracts. The Company will not, nor will it permit any Subsidiary to, enter into any Financial Contract for speculative purposes.
6.16    Restricted Payments. The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries may declare and pay dividends or other distributions to the Company or to another Subsidiary, (iii) Restricted Payments relating to Equity Interests sold to pay any taxes due and payable upon the vesting of any restricted stock held by employees of the Company; and (iv) the Company may make additional Restricted Payments not exceeding $115,000,000 during the period including the most recent three prior consecutive fiscal quarters and the current fiscal quarter; provided, that, in each case, no Default exists or would be caused thereby on a pro forma basis giving effect to such Restricted Payment.
6.17    Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:
(a)    Cash Equivalent Investments.
(b)    Investments in any Subsidiary Guarantor.
(c)    Existing Investments in Subsidiaries and other Investments existing on the date hereof and described in Schedule 6.17(c), without any increase to such Investments due to the Company or any Subsidiary making any additional Investments unless otherwise permitted hereby.
(d)    Mergers or consolidations permitted pursuant to the terms of Section 6.10.
(e)    Investments by any Foreign Subsidiary in any other Foreign Subsidiary.
(f)    (i) loans made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary, provided, that, any such loans made by the Company or any

Guarantor shall be evidenced by a promissory note pledged pursuant to the Security Agreement, and; (ii) cash Investments in Equity Interests in Foreign Subsidiaries (in addition to those Investments listed on Schedule 6.17(c) and those permitted pursuant to clause (e) above);
provided, that, (A) the sum of the amount of loans made by the Company or any Guarantor to any Foreign Subsidiary at any time outstanding pursuant to clause (i) above (without regard to any write-downs or write-offs), plus the aggregate amount of cash Investments in Equity Interests in Foreign Subsidiaries pursuant to clause (ii) above shall not exceed $100,000,000, and (B) the aggregate amount of cash Investments in Equity Interests in Foreign Subsidiaries pursuant to clause (ii) above shall not exceed $50,000,000.

(g)    Investments in a Securitization Entity in connection with Qualified Receivables Transactions and in an aggregate outstanding amount reasonably acceptable to the Agent and required to consummate the Qualified Receivables Transactions plus Qualified Receivables Transaction Assets permitted to be transferred to a Securitization Entity in connection with Qualified Receivables Transactions in amounts reasonably acceptable to the Agent.
(h)    Permitted Acquisitions.
(i)    Investments ~~in joint ventures~~ not to exceed $40,000,000 in the aggregate ~~during the term of this Agreement~~after the Third Amendment Effective Date.
Notwithstanding anything herein to the contrary, all such loans and other Investments permitted under ~~this~~ Section 6.17(i) shall (x) be evidenced by agreements and instruments in form and substance reasonably acceptable to the Agent (all pursuant to agreements and documents in form and substance acceptable to the Agent) and (y) not be permitted if a Default or Unmatured Default exists at time such loans or other Investments are to be made or would be caused thereby.
6.18    Additional Covenants. This covenant governs any instrument or agreement, or any group of related instruments or agreements, relating to or amending any terms or conditions applicable to any secured Indebtedness for borrowed money equal to or greater than $~~2~~50,000,000 of the Company or any of its Material Subsidiaries (each a “Debt Instrument”), whether such Debt Instrument is now existing as of the Third Amendment Effective Date or subsequently entered into by the Company or any of its Material Subsidiaries but only so long as such Debt Instrument is in effect. The Company shall promptly deliver to the Agent a copy of each Debt Instrument. If any Debt Instrument contains any financial maintenance covenant, ~~term or condition or default~~ not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement (each a “More Favorable Provision”), such More Favorable Provision shall be incorporated by reference in this Agreement as if set forth fully herein (a) as of the date of this Agreement if such Debt Instrument is now existing, or (b) as of the effective date of the Debt Instrument if the Borrower subsequently enters into such Debt Instrument. No amendment, other modification, termination or expiration of any More Favorable Provision shall alter or otherwise affect such provision as incorporated herein, except that any modification which makes such provision become more favorable to the applicable lender shall be incorporated herein in addition to (and not in lieu of) the provisions which it replaces.
6.19    Financial Covenants.
(a)    Leverage Ratio. The Company shall not permit its Leverage Ratio to exceed 0.4 to 1.0 at any time.

(b)    Interest Coverage Ratio. The Company shall not permit its Interest Coverage Ratio as of the last day of each fiscal quarter to be less than 3.0 to 1.0.
ARTICLE VII.
DEFAULTS
The occurrence of any one or more of the following events shall constitute a Default:
7.1    Any representation or warranty made by the Company or its Subsidiaries to the Lenders or the Agent in any Loan Document, in connection with any Credit Extension, or in any certificate or information delivered in writing in connection with any Loan Document shall be false in any material respect on the date as of which made and shall not be remedied within three Business Days after written notice from the Agent.
7.2    Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest on any Loan or of any facility fee, LC Fee or any other payment obligations under any of the Loan Documents within three Business Days after the same becomes due (unless such Loan has been rolled over as provided in this Agreement).
7.3    The breach by the Borrower or any Guarantor of any of the terms or provisions of Sections 6.2, 6.3, 6.4, 6.5, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18 or 6.19 which is not remedied within three Business Days after written notice from the Agent.
7.4    The breach by the Borrower or any Guarantor (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 15 days after written notice from the Agent.
7.5    Failure of the Company or any of its Subsidiaries to pay when due any Indebtedness or Swap Agreement Obligations (valued by reference to the amount of the Net Mark-to-Market Exposure) aggregating in excess of $25,000,000 (“Material Indebtedness”); or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which in the case of any such default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
7.6    The Company or any of its Subsidiaries, shall (i) have an order for relief entered with respect to it under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to adjudicate it a bankrupt or insolvent entity, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts or seeking similar relief under any law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or reorganization or relief of debtors or similar proceeding or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.
7.7    Without its application, approval or consent, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Substantial Portion of their respective Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.
7.8    Any court, government or governmental agency shall without appropriate compensation condemn, seize or otherwise appropriate, or take custody or control of (each a “Condemnation”), all or any portion of the Property of the Company or any of its Subsidiaries which, when taken together with all other Property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion and could reasonably be expected to have a Material Adverse Effect.
7.9    The Company or any of its Subsidiaries shall fail within 90 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000, which is not stayed on appeal.
7.10    Any member of the Controlled Group shall fail to pay when due after the expiration of any applicable grace period an amount or amounts aggregating in excess of $~~1~~25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Single Employer Plan with Unfunded Liabilities in excess of $~~1~~25,000,000 (a “Material Plan”) shall be filed under Section 4041(c) of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or PBGC shall institute proceedings under which it is likely to prevail under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Controlled Group to incur a current payment obligation in excess of $~~1~~25,000,000.
7.11    The occurrence of any Change in Control.
7.12    Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or assert the invalidity or unenforceability of any Guaranty or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect.
7.13    Any Collateral Document shall for any reason (other than solely as the result of an act or omission of the Agent or a Lender) fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of this Agreement or any Collateral Document, or, due to any action by the Company or any of its Subsidiaries not consented to by the Required Lenders, any Collateral Document shall fail to remain in full force or effect or any action shall be taken by the Company or any of its Subsidiaries not consented to by the Required Lenders to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Company or any Guarantor shall fail to comply with any of the terms or provisions of any Collateral Document if the failure continues beyond any period of grace provided for in the applicable Collateral Document.
ARTICLE VIII.
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1    Acceleration; Facility LC Collateral Account.
(a)    If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and without any election or action on the part of the Agent, the LC Issuer or any Lender and the Company will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”).
(b)    If any Default occurs and is continuing (other than a Default described in Section 7.6 or 7.7), the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon (if so declared) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Company and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Company to pay, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(i)    If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Company to pay, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(ii)    The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations owing under this Agreement and any other amounts as shall from time to time have become due and payable by the Company to the Lenders or the LC Issuer under the Loan Documents.
(iii)    At any time while any Default is continuing, neither the Company nor any Person claiming on behalf of or through the Company shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations owing under this Agreement have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Company or paid to whomever may be legally entitled thereto at such time.

(iv)    After acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) may direct the Agent and upon such direction the Agent shall, by notice to the Company, rescind and annul such acceleration and/or termination.
(c)    Any proceeds of Collateral received by the Agent after a Default has occurred and is continuing and the Agent so elects or the Required Lenders so direct, shall be applied ratably first, to payment of all reasonable costs and expenses of the Agent incurred in connection with the collection and enforcement of the Secured Obligations or of any security interest granted to the Agent in connection with any Collateral securing the Secured Obligations, second, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them, third, to payment of the principal of the, and unreimbursed obligations under letters of credit and similar instruments that are, Secured Obligations and the net early termination payments and any other Swap Agreement Obligations then due and unpaid to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal, unreimbursed obligations and such net early termination payments then due and unpaid owing to each of them, and fourth, to payment of any Secured Obligations (other than those listed above) pro rata among those parties to whom such Secured Obligations are due in accordance with the amounts owing to each of them.  Notwithstanding the foregoing amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.
8.2    Amendments.
(a)    Subject to Section 3.2(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (B)), (C) postpone any scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation, or any date for the payment of any interest, fees or other Obligations payable hereunder (including without limitation any mandatory prepayment under Section 2.7(c)), or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (D) change Section 8.1(c) or Section 2.11 in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (E) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, or (F) release the Borrower or any Guarantor or release all or ~~any material portion~~substantially all of the Collateral, other than in connection with any sale or other transfer of any of the foregoing permitted hereunder (including without limitation the release of any Securitization Entity which is a Guarantor from its obligations under this Agreement simultaneously with the closing of any Qualified Receivables Transaction to which any such Securitization Entity is a party). The Agent may also amend the ~~Commitment~~ Schedule 1.1(a) to reflect assignments entered into pursuant to Section 13.1. Notwithstanding anything in this Agreement to the contrary, the Borrower, the Required Lenders and the Agent may enter into amendments and modifications that would have the direct or indirect effect of waiving Section 2.10 with respect to any Default or Unmatured Default.
(b)    [Reserved]
(c)    No modification or waiver of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, no amendment of any provision relating to the Swing Line Lender shall be effective without the written consent of the Swing Line Lender and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under Section 13.1(b) without obtaining the consent of any other party to this Agreement. Notwithstanding anything herein to the contrary, any Defaulting Lender shall not be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver other than (x) one which affects such Defaulting Lender differently than other affected Lenders, (y) with respect to any matter expressly including such Defaulting Lender pursuant to Section 8.2(a) above or (z) any increase in the amount of such Defaulting Lender~~'~~’s Commitment and any forgiveness of any principal amount of any Loan or any Reimbursement Obligation due such Defaulting Lender, and, for purposes of determining whether all Lenders or the Required Lenders have taken or may take any action hereunder, the Commitments and Outstanding Credit Exposure of such Defaulting Lender shall be disregarded and the Agent shall have the ability, but not the obligation, to replace any such Defaulting Lender with another lender or lenders who consent to such replacement, which shall be effected in accordance with Section 3.7(b).
(d)    Notwithstanding anything in this Agreement to the contrary, if the Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Agent and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
(e)    Notwithstanding anything in this Agreement to the contrary, the Borrower, the Required Lenders and the Agent may enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 8.2 and/or Section 2.11) or any of the other Loan Documents or enter into additional Loan Documents in order to effectuate the terms of any amendment which extends the maturity date of any of the Commitments (including the Loans and Facility LCs thereunder) or New Term Loans with respect to fewer than all of the Lenders thereof (any of the foregoing so extended, the “Extended Facilities”, and any of the foregoing that has not been so extended, the “Non-Extended Facilities”) and other changes to accommodate such extended maturities, provided that (i) the terms and conditions applicable to the Extended Facilities are substantially the same as the terms and conditions applicable to the Non-Extended Facilities, except for (x) covenants or other provisions applicable only to periods after the Facility Termination Date of the Non-Extended Facilities and (y) interest rates and fees (which may be higher for the Extended Facilities), (ii) the modifications of any pro rata sharing or payment provisions shall be limited to changes to allow for non-pro rata payments on Non-Extended Facilities at the final maturity thereof and other changes to allow for the extended maturity date(s), and (iii) no maturity date of any Commitment (including the Loans and Facility LCs thereunder) or New Term Loan of any Lender or any scheduled payment thereof may be extended without the consent of such Lender.
(f)    Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended or modified (i) by the Agent and the Borrower in accordance with Section 2.4 and (ii) otherwise with the written consent of the Required Lenders, the Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Obligations and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
8.3    Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.
ARTICLE IX.
GUARANTEE
9.1    Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys' and paralegals' fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agent, the LC Issuer and the Lenders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Borrower, any Guarantor or any other guarantor of all or any part of the Obligations (such costs and expenses, together with the Obligations, collectively the “Guaranteed Obligations”); provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any ~~Loan~~ Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.
9.2    Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Agent, the LC Issuer or any Lender to sue the Borrower, any Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
9.3    No Discharge or Diminishment of Guaranty.(a)     (a) Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, the Agent, the LC Issuer, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.
(b)    The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)    Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Agent, the LC Issuer or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Agent, the LC Issuer or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).
9.4    Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.
9.5    Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Borrower and the Guarantors have fully performed all their obligations to the Agent, the LC Issuer and the Lenders.
9.6    Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Guarantor~~'~~’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agent, the LC Issuer and the Lenders are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.
9.7    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower~~'~~’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that neither the Agent, the LC Issuer nor any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.
9.8    Termination. The Lenders may continue to make loans or extend credit to the Borrower based on this Guaranty until five days after it receives written notice of termination from any Guarantor. Notwithstanding receipt of any such notice, each Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.
9.9    Taxes. All payments of the Guaranteed Obligations will be made by each Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this

Section) the, Lender or LC Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
9.10    Maximum Liability. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor~~'~~’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor~~'~~’s “Maximum Liability”. This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor~~'~~’s obligations hereunder beyond its Maximum Liability.
9.11    Contribution. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor~~'~~’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article IX, each Non-Paying Guarantor~~'~~’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor~~'~~’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor~~'~~’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor~~'~~’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Agent, the LC Issuer, the Lenders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

9.12    Liability Cumulative. The liability of the Company as a Guarantor under this Article IX is in addition to and shall be cumulative with all liabilities of the Company to the Agent, the LC Issuer and the Lenders under this Agreement and the other Loan Documents to which the Company is a party or in respect of any obligations or liabilities of the Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
9.13    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this guarantee in respect of a Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.13 or otherwise under this guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 9.13 constitute, and this Section 9.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE X.
GENERAL PROVISIONS
10.1    Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Loan Documents and the making of the Credit Extensions herein contemplated.
10.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
10.3    Taxes. Subject to any limitations set forth in Section 3.6, any taxes (excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document)) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.
10.4    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
10.5    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Subsidiary Guarantors, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the

Subsidiary Guarantors, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than any fee letters between the Borrower and the Agent and any other agreements of the Borrower and the Subsidiary Guarantors with the Agent which survive the execution of the Loan Documents.
10.6    Several Obligations; Benefits of this Agreement; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.
10.7    Expenses; ~~Indemnification~~Limitation of Liability; Indemnity, Etc.
~~(a) The Borrower shall reimburse on demand the Agent and the Arranger for any reasonable costs, and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse on demand the Agent, the LC Issuer, the Arranger and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent, the LC Issuer, the Arranger and the Lenders, which attorneys may be employees of the Agent, the LC Issuer, the Arranger or the Lenders) paid or incurred by the Agent, the LC Issuer, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower acknowledges and agrees that from time to time the Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s and Guarantors’ assets for internal use by the Agent from information furnished to it by or on behalf of the Borrower, after the Agent has exercised its rights of inspection pursuant to this Agreement; provided that, if any Lender requests copies of any future similar Reports which the Agent has prepared, then the Agent will provide such reports to such Lender provided that such Lender has executed an indemnity agreement acceptable to the Agent.~~
~~(b) The Borrower hereby further agrees to indemnify the Agent, the LC Issuer, the Arranger and each Lender, and their respective directors, officers, employees and advisors (“Indemnified Persons”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the LC Issuer, the Arranger or any Lender is a party thereto) which any of them may pay or incur at any time arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, penalties, judgements, liabilities or expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person, (y) result from a claim brought by the Company against an Indemnified Person for breach in bad faith of such Indemnified Person’s obligations hereunder or under any other Loan Document, if the Company has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from~~

~~a claim not involving an act or omission of the Company and that is brought by an Indemnified Person against another Indemnified Person (other than against the Agent or the Arranger in its capacity as such). The obligations of the Borrower under this Section 10.7 shall survive the termination of this Agreement.~~
(a)    Expenses. The Loan Parties, jointly and severally, shall pay all (i) reasonable out of pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System or Approved Electronic Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable out-of-pocket expenses incurred by any LC Issuer in connection with the issuance, amendment, renewal or extension of any Facility LC or any demand for payment thereunder and (iii) out-of-pocket expenses incurred by the Agent, any LC Issuer or any Lender, including the fees, charges and disbursements of any counsel for the Agent, any LC Issuer or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Facility LCs issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Facility LCs; provided that in the case of legal fees and expenses, Loan Parties’ obligation to reimburse shall be limited to one legal counsel and, to the extent necessary, one local counsel in each relevant jurisdiction, if necessary (which may include a single counsel acting in multiple jurisdictions), one regulatory counsel, and to the extent actual or potential conflict exists, additional conflicts counsel.
(b)    Limitation of Liability. To the extent permitted by applicable law, (i) neither the Borrower nor any Loan Party shall assert, and the Borrower and each Loan Party hereby waives, any claim against the Agent, the Arranger, any LC Issuer and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Facility LC or the use of the proceeds thereof; provided that, nothing in this Section 10.7(b) shall relieve the Borrower or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.7(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party; provided further, nothing in this Section 10.7(b) shall relieve any Lender-Related Person of Liabilities that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct or breach in bad faith by such Lender-Related Person in performing its activities or in furnishing its commitments or services under the Loan Documents.
(c)    Indemnity. The Loan Parties, jointly and severally, shall indemnify the Agent, each LC Issuer and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, (ii)

any Loan or Facility LC or the use of the proceeds therefrom, (iii) any act or omission of the Agent in connection with the administration of the Loan Documents, and (iv) any actual or prospective claim, litigation, investigation, arbitration or administrative, judicial or regulatory action or proceeding (each, a “Proceeding”) in any jurisdiction relating to any of the foregoing (including in relation to enforcing the terms of the limitation of liability and indemnification referred to above), regardless of whether or not any Indemnitee is a party thereto and whether or not such Proceeding is brought by the Borrower, its Affiliates or equity holders or any other party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from (I) the gross negligence or willful misconduct or breach in bad faith of such Indemnitee in performing its activities or in furnishing its commitments or services under the Loan Documents or (II) have not resulted from an act or omission by any Indemnitee and have been brought by an Indemnitee against any other Indemnitee (other than any claims against JPMCB in its capacity or in fulfilling its role as Arranger or Agent or any similar role hereunder); provided further, that in the case of legal fees and expenses, Loan Parties’ obligation to reimburse shall be limited to one legal counsel and, to the extent necessary, one local counsel in each relevant jurisdiction, if necessary (which may include a single counsel acting in multiple jurisdictions), one regulatory counsel, and to the extent actual or potential conflict exists, additional conflicts counsel.
(d)    Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by any Loan Party under paragraphs (a), (b) or (c) of this Section 10.7 to the Agent, the Swing Line Lender and each LC Issuer, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Loan Parties and without limiting the obligation of any Loan Party to do so), ratably according to their respective Commitments in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Commitments immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided, further, that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement.
(e)    The obligations of the Loan Parties under this Section 10.7 shall survive the termination of this Agreement. All amounts due under this Section 10.7 shall be payable promptly after written demand therefor.
10.8    ~~Numbers of Documents~~[Reserved]. ~~All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.~~

10.9    Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. For purposes of Article VI (including any baskets or limitations expressed in USD therein) of this Agreement, any Indebtedness, Investment or other amount made or incurred in any currency other than USD shall be deemed to be the USD Equivalent thereof.
10.10    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
10.11    Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower~~'~~’s business or operations. The Borrower agrees that neither the Agent, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of, or violation of applicable laws or any of the Loan Documents by, the party from which recovery is sought. Neither the Agent, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.
10.12    Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, and will not disclose or use for any purpose other than its credit evaluation under this Agreement such confidential information, except for disclosure: (i) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any insurance broker, direct or indirect provider of credit protection, or actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and the Guarantors and their obligations,; (ii) to any affiliate of such Lender, or any officer, director, employee or agent of such affiliate; provided, that such affiliate agrees to hold any confidential information which it may receive in confidence and not to disclose or use such confidential information for any purpose other than to assist the lender in its credit evaluation under this Agreement; (iii) to legal counsel, accountants and other professional advisors to that Lender (or such affiliate thereof) to the extent necessary to advise that Lender (or such affiliate thereof) concerning its rights or obligations in respect of this Agreement; provided, that such professional advisor agrees to hold any confidential information which it may receive in confidence and not to disclose or use such confidential information for any purpose other than advising that Lender with respect to its rights and obligations under this Agreement; (iv) to regulatory officials to the extent required by applicable law, rule, regulations, order, policy or directive (whether or not any such policy or directive has the force of law); (v) pursuant to any order of any court, arbitrator or Governmental Authority of competent jurisdiction (or as otherwise required by law); provided, however, that the Lender (or other Person given confidential information by such Lender) shall provide the Company with prompt notice of any such required disclosure so that the Company may seek a protective order or other appropriate remedy, unless such notice is prohibited under applicable law, and in the event that such protective order or other remedy is not obtained, such Lender (or such other Person) will furnish only that portion of the confidential information which is legally required, (vi) to the extent reasonably necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document and (vii) with the Company’s consent. Previously confidential information that is or becomes available to the public or becomes available to such Lender other than as a result of disclosure by (i) any Lender prohibited by this Agreement or (ii) any person to whom a Lender is permitted to disclose such information under obligation of confidentiality as provided in this Section 10.12, shall no longer be subject to the confidentiality provisions of this Section 10.12. Notwithstanding anything herein to the contrary, confidential information shall not include, and the Agent and each Lender (and each employee, representative or other agent of the Agent and any Lender for so long as they remain an employee, representative or other agent) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Agent or any Lender relating to such “tax treatment” or “tax structure”; provided that with respect to any document or similar item that in either case contains information concerning the “tax treatment” or “tax structure” of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the “tax treatment” or “tax structure” of the transactions contemplated hereby. In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
10.13    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Credit Extensions provided for herein.
10.14    Effective Date of this Agreement. The Borrower, each Lender and the Agent agree that on the Effective Date the following transactions shall be deemed to occur automatically, without further action by any party hereto:
(a)    The Existing Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement; it being understood that all provisions thereof which by their terms survive any termination thereof shall continue in full force and effect (without duplicating the Obligations of any Person under this Agreement), and the Pro Rata Share of the Lenders shall be reallocated in accordance with the terms hereof.
(b)    Notwithstanding any contrary provision contained in this Agreement or in any Loan Document, each Facility LC which is then outstanding under the Existing Credit Agreement and identified on Schedule 1.1(b) (each an “Existing Facility LC”) shall be deemed a Facility LC issued and outstanding pursuant to Section 2.19 of this Agreement and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the LC Issuer, without recourse, representation or warranty, a participation interest equal to its ~~Pro-Rata~~Pro Rata Share of the face amount of each Existing Facility LC and each draw paid by such LC Issuer thereunder.
(c)    To facilitate the reallocation described in clause (a), on the Effective Date, (i) all “Swing Line Loans” under the Existing Credit Agreement shall be deemed to be Swing Line Loans and all “Revolving Credit Loans” under the Existing Credit Agreement shall be deemed to be Revolving Credit Loans, (ii) each Lender which is a party to the Existing Credit Agreement (an “Original Lender”) shall transfer to the Agent an amount equal to the excess, if any, of such Lender’s Pro Rata Share of all outstanding Revolving Credit Loans hereunder (including any Revolving Credit Loans requested by the Borrower on the Effective Date) over the outstanding amount of all of such Lender’s “Revolving Credit Loans” under the Existing Credit Agreement, (iii) each Lender that is not a party to the Existing Credit Agreement shall transfer to the Agent an amount equal to such Lender’s Pro Rata Share of all outstanding Revolving Credit Loans hereunder (including any Revolving Credit Loans requested by the Borrower on the Effective Date), (iv) the Agent shall apply the funds received from the Lenders pursuant to clauses (ii) and (iii), first, on behalf of the Lenders (pro rata according to the amount of the loans each is required to purchase to achieve the reallocation described in clause (a)), to purchase from each Original Lender which has “Revolving Credit Loans” under the Existing Credit Agreement in excess of such Lender’s Pro Rata Share of all then-outstanding Revolving Credit Loans hereunder (including any Revolving Credit Loans requested by the Borrower on the Effective Date), a portion of such loans equal to such excess, second, to pay each Original Lender all interest, fees and other amounts owed to such Original Lender under the Existing Credit Agreement (whether or not otherwise then due) and, third, as the Borrower shall direct, (v) the Borrower shall select new Interest Periods to apply to all Revolving Credit Loans hereunder (or, to the extent the Borrower fails to do so, such Revolving Credit Loans shall be Floating Rate Loans).
(d)    The Borrower, each Lender, and the Agent agree that (i) all terms and conditions of the Existing Credit Agreement which are amended and restated by this Agreement shall remain effective until the Effective Date, and thereafter shall continue to be effective only as amended and restated by this Agreement, (ii) the representations, warranties and covenants set forth herein shall become effective concurrently with the Effective Date, and (iii) this Agreement amends the Existing Credit Agreement in its entirety.
10.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.16    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
10.17    Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Secured Parties, in assets comprising the Collateral which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Agent) obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.
ARTICLE XI.
THE AGENT
11.1    Appointment; Nature of Relationship. JPMCB is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders~~'~~’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
11.2    Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.
11.3    General Immunity. Neither Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (a) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person; or (b) any determination by the Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a “highly leveraged transaction”.
11.4    No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; (vi) the existence or possible existence of any Default or Unmatured Default; or (vii) the financial condition of the Borrower or any Guarantor or any of their respective Subsidiaries. The Agent shall not have any duty to disclose to the Lenders information that is not required to be furnished by the Borrower to such Agent at the time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as the Agent or in its individual capacity).
11.5    Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all Lenders if required under Section 8.2(a)), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of the Obligations. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
11.6    Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.
11.7    Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.
11.8    ~~Agent's Reimbursement and Indemnification~~[Reserved].
 ~~The Lenders agree to reimburse and indemnify (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their respective Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.~~
11.9    Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.
11.10    Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity.

The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.
11.11    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
11.12    Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no such successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent to such Agent. If no such successor Agent shall have been so appointed by the Required Lenders within thirty days after such resigning Agent's giving notice of its intention to resign, then such resigning Agent may appoint, on behalf of the Company and the Lenders, a successor Agent for itself. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article XI shall continue in effect for the benefit of the Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.
11.13    Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver, and other protective provisions to which the Agent is entitled under Articles X and XI.
11.14    Arranger, Syndication Agents and Documentation Agents. Each Lender and the Borrower acknowledges and agrees that the Arranger, each Syndication Agent and each Documentation Agent, in such capacity, shall not have any duties or responsibilities, nor incur any liabilities, under this Agreement or the other Loan Documents in its capacity as such.

11.15    Execution of Collateral Documents; Termination of Intercreditor Agreement. The Lenders hereby empower and authorize the Agent (in its capacity as Agent) to execute and deliver the Collateral Documents and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents. The Lenders ~~further~~ empowered and authorized the Agent (in its capacity as Agent or as Collateral Agent) to terminate on their behalf the Intercreditor Agreement as of the Effective Date.
11.16    Collateral Releases. The Lenders hereby irrevocably empower and authorize JPMCB, in its capacity as Agent, to execute and deliver on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases or subordinations of Liens on any Collateral (i) which being sold or disposed of if the Company certifies to the Agent that the sale or Disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), (ii) owned by or leased to the Company or any of its Subsidiaries which is subject to a purchase money security interest or which is the subject of a Capitalized Lease, (iii) as required to effect any sale or other Disposition of such Collateral in connection with any exercise of remedies of the Agent or (iv) which shall otherwise be permitted by the terms hereof or any other Loan Document. Except as provided in the preceding sentence, JPMCB, in its capacity as Agent, will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, JPMCB, in its capacity as Agent, may in its discretion, release Liens on Collateral valued in the aggregate not in excess of $1,000,000 during any calendar year without the prior written authorization of the Lenders. In addition to the foregoing, the Lenders, the Agent hereby agrees that the Qualified Receivables Transaction Assets shall not be subject to the Liens in favor of the Agent.
11.17    Collateral; Reports. The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Company or any Subsidiary or is cared for, protected, or insured or has been encumbered, or that any Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing. Each Lender hereby agrees as follows: (a) such Lender is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each report prepared by the Agent or another Person showing the results of appraisals, field examinations, audits or other reports pertaining to the Company~~'~~’s and its Subsidiaries~~'~~’ assets from information furnished by or on behalf of the Company or its Subsidiaries prepared by or on behalf of the Agent (the “Supplemental Reports”); (b) such Lender expressly agrees and acknowledges that JPMCB, either individually, as Agent or in any other capacity, (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Supplemental Report or any of the information contained therein, or (ii) shall not be liable for any information contained in any Supplemental Report; (c) such Lender expressly agrees and acknowledges that the Supplemental Reports are not comprehensive audits or examinations, that the Agent, JPMCB, or any other party performing any audit or examination will inspect only specific information regarding the Company and its Subsidiaries and will rely significantly upon the books and records of the Company and its Subsidiaries, as well as on representations of the personnel of the Company and its Subsidiaries and that JPMCB, either individually, as Agent or in any other capacity, undertakes no obligation to update, correct or supplement the Supplemental Reports; (d) such Lender agrees to keep all Supplemental Reports confidential and strictly for its internal use, not share any Supplemental Report with the Company or any of its Subsidiaries and not to distribute any Supplemental Report to any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, such Lender agrees (i) that JPMCB, either individually, as Agent or in any other capacity, shall not be liable to such Lender or any other Person receiving a copy of any Supplemental Report for any inaccuracy or omission contained in or relating to a Supplemental Report, (ii) to conduct its own due diligence investigation and make credit decisions with respect to the Company and its Subsidiaries based on such documents as such Lender deems appropriate without any reliance on the Supplemental Reports or on JPMCB, either individually, as Agent or in any other capacity, (iii) to hold JPMCB, either individually, as Agent or in any other capacity, and any such other Person preparing a Supplemental Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Supplemental Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to any Company, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, any Obligations and (iv) to pay and protect, and indemnify, defend, and hold JPMCB, either individually, as Agent or in any other capacity, and any such other Person preparing a Supplemental Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by JPMCB, either individually, as Agent or in any other capacity, and any such other Person preparing a Supplemental Report as the direct or indirect result of any third parties who might obtain all or part of any Supplemental Report through the indemnifying Lender, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent.
11.18    Credit Bidding. The Secured Parties (including those not party hereto, by virtue of the acceptance of the benefits of the Collateral Documents) hereby irrevocably authorize the Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Borrower or any Guarantor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be credit bid by the Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 8.2 of this Agreement), (iv) the Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason, such Obligations shall automatically be reassigned to the Secured Parties pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
11.19    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Facility LCs or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Facility LCs, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Agent, or any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Facility LCs, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Facility LCs or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Facility LCs or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
11.20    Flood Laws. JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMCB, as agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMCB reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.
11.21    Posting of Communications .
(a)    The Borrower agrees that the Agent may, but shall not be obligated to, make any Communications available to the Lenders and the LC Issuers by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Third Amendment Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the LC Issuers and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the LC Issuers and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY LC ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Agent, any Lender or any LC Issuer by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)    Each Lender and each LC Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and LC Issuer agrees (i) to notify the Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or LC Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)    Each of the Lenders, each of the LC Issuers and the Borrower agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Agent’s generally applicable document retention procedures and policies.

(f)    Nothing herein shall prejudice the right of the Agent, any Lender or any LC Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
11.22    Borrower Communications(a)    . (a) The Agent, the Lenders and the LC Issuers agree that, pursuant to procedures approved by the Agent, the Borrower may, but shall not be obligated to, make any Borrower Communications to the Agent through an electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Borrower Portal”). As used in this Section 11.22, “Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Facility LC or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Agent through an Approved Borrower Portal.
(b)    Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Third Amendment Effective Date, a user ID/password authorization system), each Lender, each LC Issuer, and the Borrower acknowledges and agrees that (i) the distribution of material through an electronic medium is not necessarily secure, (ii) the Agent is not responsible for approving or vetting administrators, representatives, or contacts of the Borrower added to the Approved Borrower Portal, and (iii) there may be confidentiality and other risks associated with such distribution. Each Lender, each LC Issuer, and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)    THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY LC ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(d)    Each Lender, each LC Issuer and the Borrower agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Agent’s generally applicable document retention procedures and policies.

(e)    Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
11.23    Erroneous Payments(a)    . (a) Each Lender hereby agrees that (x) if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds received by such Lender from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender under this Section 11.23(a) shall be conclusive, absent manifest error.
(b)    Each Lender hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(d)    Each party’s obligations under this Section 11.23 shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE XII.
SETOFF; ADJUSTMENTS AMONG LENDERS
12.1    Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate thereof to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender by the Borrower pursuant to this Agreement.
12.2    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure to the Borrower (other than payments received pursuant to Section 3.1, 3.2, 3.4, 3.6 or 10.7) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure to the Borrower held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of Aggregate Outstanding Credit Exposure to the Borrower. If any Lender, whether in connection with setoff or amounts which might be subject to set off or otherwise, receives collateral or other protection or such amounts which may be subject to set off, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Share of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
ARTICLE XIII.
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
13.1    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the LC Issuer that issues any Facility LC), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the LC Issuer that issues any Facility LC), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the LC Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Facility LCs and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
A.    the Company, provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof, and provided further that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee;
B.    the Agent; and
C.    the LC Issuer; and
D.    the Swing Line Lender.
(ii)    Assignments shall be subject to the following additional conditions:
A.    except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Company and the Agent otherwise consent, provided that no such consent of the Company shall be required if a Default has occurred and is continuing;
B.    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
C.    the parties to each assignment shall execute and deliver to the Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;
D.    the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws; and
E.    [reserved].
For the purposes of this Section 13.1, the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender, (c) company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (c), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (i) has not been established for the primary purpose of acquiring any Loans or Commitments, (ii) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (iii) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of a Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Aggregate Outstanding Credit Exposure or Commitments, as the case may be or (d) the Borrower or a Subsidiary or other Affiliate of the Borrower.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.6 and 10.7). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Facility LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent, the LC Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the LC Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    Any Lender may, without the consent of the Borrower, the Agent, the Swing Line Lender or the LC Issuer, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Agent, the LC Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (vi) in the first proviso to Section 8.2(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.6 (subject to the requirements and limitations therein, including the requirements under Sections 3.6(e) and (f) (it being understood that the documentation required under Section 3.6(e) shall be delivered to the participating Lender and the information and documentation required under Section 3.6(f) will be delivered to the Company and the Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.7 and 12.2 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.6 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.7(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.1 as though it were a Lender, provided such Participant agrees to be subject to Section 12.2 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Facility LCs or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Facility LC or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other applicable central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

ARTICLE XIV.
NOTICES
14.1    Notices. ~~(a) Except as otherwise permitted by Article II with respect to borrowing notices, all notices (and subject to paragraph (b) below), requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.~~
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone, Electronic System or the Approved Borrower Portal (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or email, as follows:
(i)    if to any Loan Party, to it in care of the Borrower at:
999 West Big Beaver Road
Troy, Michigan 48084
Attention: Michael F. Orsini
Email: Mike.Orsini@kellyservices.com
(ii)    If to the Agent or Swing Line Lender:
JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing
Email: jpm.agency.cri@jpmorgan.com

Agency Withholding Tax Inquiries:
Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Virtual Data rooms:
Email: covenant.compliance@jpmchase.com;

(iii)    If to LC Issuer:
JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506

Attention: LC Agency Team
Tel: 800-364-1969
Fax: 856-294-5267
Email: chicago.lc.agency.activity.team@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing
Email: jpm.agency.cri@jpmorgan.com: and

(iv)    if to any other Lender, to it at its address, fax number or email set forth in its Administrative Questionnaire.
All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail shall be deemed to have been given when received, (B) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, and no notice or other communications shall be sent to the Borrower or its Subsidiaries by fax or (C) delivered through Electronic System, Approved Electronic Platform or Approved Borrower Portal, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)    Notices and other communications to the Borrower, any Loan Party, the Lenders, the Agent and the LC Issuers hereunder may be delivered or furnished by using Electronic System~~s~~, Approved Electronic Platform or Approved Borrower Portal, as applicable, and in each case pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the ~~Agent and the~~ applicable Lender. Each of the Agent and the ~~Company~~Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic System~~s~~, Approved Electronic Platform or Approved Borrower Portal, as applicable, and in each case pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications; provided further that, Agent has approved such acceptance to the extent expressly provided for in this Agreement. Unless the Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)    Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
~~(d) Electronic Systems.~~
~~(i) The Borrower agrees that the Agent may, but shall not be obligated to, make Communications (as defined below) available to the LC Issuer and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.~~
~~(ii) Any Electronic System used by the Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the LC Issuer or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Agent, any Lender or the LC Issuer by means of electronic communications pursuant to this Section, including through an Electronic System.~~
ARTICLE XV.
COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION
15.1    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. .
15.2    Electronic Execution of Assignments.
Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 14.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy ~~or~~, emailed pdf. or any other electronic ~~mail transmission~~means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement~~.~~, such other Loan Document or such Ancillary Document, as applicable.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided, that nothing herein shall require the Agent to accept Electronic Signatures in any form or format which do not conform to procedures approved by it; provided, further, without limiting the foregoing, (i) the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the reasonable, written request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
~~15.2 Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.~~
ARTICLE XVI.
CHOICE OF LAW, CONSENT TO JURISDICTION,
WAIVER OF JURY TRIAL, JUDGMENT CURRENCY
16.1    CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF

CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
16.2    WAIVER OF JURY TRIAL. THE BORROWER, EACH GUARANTOR, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
16.3    Submission To Jurisdiction; Waivers.
(a)    The Borrower and each Guarantor hereby irrevocably and unconditionally:
(i)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any United States federal or Michigan state court sitting in Detroit, Michigan and appellate courts from any thereof;
(ii)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at the address specified in Section 14.1, or at such other address of which the Agent shall have been notified pursuant thereto;
(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(v)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.
(b)    [Reserved]
16.4    Acknowledgments. The Borrower and each Guarantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    none of the Agent or any Lender has any fiduciary relationship with or duty to such Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.
16.5    [Reserved]
16.6    Judgment.
(a)    If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.
(b)    The obligation of any Loan Party in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Loan Party agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Loan Party such excess.
16.7    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
16.7

4886-9522-4768 v2 [7-3168]

~~48073122.4~~

SCHEDULE 1.1(a)
REVOLVING CREDIT COMMITMENTS

REVOLVING CREDIT COMMITMENTS
Lender	Commitment
JPMorgan Chase Bank, N.A.	$36,000,000.00
PNC Bank, National Association	$30,000,000
U.S. Bank National Association	$30,000,000
Bank of America, N.A.	$22,000,000
Royal Bank of Canada	$22,000,000
ING Bank N.V., Dublin Branch	$10,000,000
Aggregate Revolving Credit Commitments	$150,000,000

51173439.2

Schedule 1.1(b) Existing Facility LCs
None

51173439.2

SCHEDULE 5.7

LITIGATION AND CONTINGENT OBLIGATIONS

Except for what is disclosed in Kelly Services, Inc.’s latest 10Q filing, there is no additional material obligation.

51173439.2

Schedule 5.8
Kelly Services, Inc. Subsidiaries

5/8/2024
Domestic Subsidiaries
1.    Global Technology Associates, LLC [Virginia – subsidiary of Kelly Services, Inc.]
2.    Greenwood/Asher & Associates, LLC [Florida – subsidiary of Kelly Services USA, LLC]
3.    Kelly Outsourcing and Consulting Group Australia, Ltd. [Delaware – subsidiary of Kelly Services, Inc.]
4.    Kelly Properties, LLC [Delaware – subsidiary of Kelly Services, Inc.]
5.    Kelly Receivables Funding, LLC [Delaware – subsidiary of Kelly Services, Inc.]
6.    Kelly Services Global, LLC [Michigan - subsidiary of Kelly Services, Inc.]
7.    Kelly Services USA, LLC [Michigan - subsidiary of Kelly Services, Inc.]
8.    NextGen Global Resources LLC, [Delaware – subsidiary of Kelly Services, Inc.]
9.    Pediatric Therapeutic Services LLC [Delaware – subsidiary of Kelly Services USA, LLC]
10.    Softworld, LLC [Delaware – subsidiary of Kelly Services, Inc]
11.    Teachers On Call, Inc. [Minnesota – subsidiary of Kelly Services USA, LLC]
12.    The Kelly Relief Fund [Michigan Non-Profit – subsidiary of Kelly Services, Inc.]

International (Foreign) Subsidiaries
13.    Agensi Pekerjaan Kelly OCG Sdn Bhd [subsidiary of Kelly OCG Malaysia Sdn Bhd]
14.    KC South Africa [subsidiary of Kelly Services, Inc.]
15.    Kelly Managed Services (Nederland), B.V. [subsidiary of Kelly Services, Inc.]
16.    Kelly Outsourcing and Consulting Group (Germany) GmbH [subsidiary of Kelly Services, Inc.]
17.    Kelly Outsourcing and Consulting Group (Austria) GmbH [Austria – subsidiary of Kelly Outsourcing and Consulting Group (Germany) GmbH]
18.    Kelly Services Outsourcing and Consulting Group, NV [Belgium - subsidiary of Kelly Services, Inc.]
19.    Kelly OCG Malaysia, Sdn. Bhd. [subsidiary of Kelly OCG Singapore, Pte. Ltd.]
20.    Kelly OCG Singapore PTE. LTD [subsidiary of Kelly Services, Inc.]
21.    Kelly Outsourcing and Consulting Group India, Pte. Ltd. [subsidiary of Kelly Services, Inc. (99.99%) and Kelly Properties, LLC (.01%)]
22.    Kelly Services (Canada), Ltd. [Canada – subsidiary of Kelly Services, Inc.]
23.    Kelly Services México, S.A. de C.V. [Kelly Services, Inc. (99.4%) and Kelly Properties, LLC (.6%)]
24.    Kelly Services Outsourcing and Consulting Group Sarl [Switzerland - subsidiary of Kelly Services, Inc]
25.     KellyOCG France SAS [subsidiary of Kelly Services, Inc.]
26.    Kelly OCG Hungary Kft. [subsidiary of Kelly Services, Inc.]
27.    Kelly OCG Sweden AB [Subsidiary of Kelly Services, Inc.]
28.    Kelly OCG UK Ltd. [subsidiary of Kelly Services, Inc.]
29.    Opciones de Servicio en Mexico, S.A. de C.V. [subsidiary of Kelly Services México, S.A. de C.V. (99.99%) and Kelly Properties, LLC (0.01%)]
51173439.2

30.    Persol Kelly Pte. Ltd. [2.5% owned by Kelly Services, Inc. and 97.5% owned by Persol Holding Co., Ltd.]
31.    QSM, S.A. de C.V. [subsidiary of Kelly Services México, S.A. de C.V. (98%) and Kelly Properties, LLC (2%)]

51173439.2

SCHEDULE 6.12
EXISTING INDEBTEDNESS

Borrowings

Applicant	Issuer	Amount

Letters of Credit/Guarantees

Applicant	Issuer	Beneficiary	Amount	Maturity Date
Kelly OCG Singapore Pte	DBS	Commissioner for Labour	44,454.00	01/14/2026
Agensi Pekerjaan Kelly OCG	Bank Of America - Malaysia	Private Employment Agency	52,900.00	11/24/2025
Kelly UK OCG	KSI	Octopus Electric Vehicle Limited	84,407.48	11/1/2026

Capitalized Leases

Applicant	Issuer	Amount

-Borrowings, Letters of Credit/Guarantees and Capitalized Leases are listed as of March 31, 2024.

51173439.2

SCHEDULE 6.13
EXISTING LIENS

Company	Secured Party	Collateral Description	Delaware Financing Statement
Kelly Services, Inc.	De Lage Landen Financial Services, Inc.	Equipment Lease	1075113 2/14/2019 Amendment # 2023 8337197
51173439.2

SCHEDULE 6.17(c)
EXISTING INVESTMENTS

Name of Grantor	Issuer	Description of Investment	Percentage Ownership Interest/Principal Balance
Kelly Services, Inc.	Detroit Investment Fund, L.P.	Investment in a private equity fund. Current book value is $1,144,000	1.95%
Kelly Services, Inc.	PersolKelly Pte. Ltd.	Current book value $6,424,694.68	2.5%
Kelly Properties, LLC	Icon Savings Corporation	Investment in Icon Savings Corporation. Current book value is $250,000	1.323%
Kelly Services, Inc.	Red Rover Technologies	Investment in Red Rover Technologies . Current book value is $385,000	2.0%

Book values as of October 1, 2023

NOTES OR OTHER INSTRUMENTS PAYABLE TO THE COMPANY

Name of Grantor/Lender	Borrower	Description of Note	Principal Amount

Note: Notes receivable balances are as of October 1, 2023.

51173439.2

EXHIBIT A

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS
Term Benchmark/RFR	122.5 bps	130.0 bps	137.5 bps	157.5 bps
Floating Rate	22.5 bps	30.0 bps	37.5 bps	57.5 bps
LC Fee	122.5 bps	130.0 bps	137.5 bps	157.5 bps
Facility Fee	15.0 bps	20.0 bps	25.0 bps	30.0 bps

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
“Financials” means the annual or quarterly financial statements of the Company delivered pursuant to Sections 6.1(a) or (b).
“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Total Indebtedness to Total Capitalization Ratio is less than 0.10 to 1.00.
“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status and (ii) the Total Indebtedness to Total Capitalization Ratio is less than 0.20 to 1.00.
“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Total Indebtedness to Total Capitalization Ratio is less than 0.30 to 1.00.
“Level IV Status” exists at any date if the Company has not qualified for Level I Status, Level II Status or Level III Status.
“Status” means Level I Status, Level II Status, Level III Status or Level IV Status.
The Applicable Margin shall be determined in accordance with the foregoing table based on the Company's Status as reflected in the then most recent Financials. Adjustments, if any, to
51179839.1

the Applicable Margin shall be effective five days after the Agent receives the applicable Compliance Certificate. If the Company fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing table until five days after such Financials are so delivered.
    Notwithstanding the foregoing, in the event that any Financials or a Compliance Certificate delivered pursuant to Section 6.1(c) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of (A) a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) the Company shall immediately deliver to the Agent a corrected Compliance Certificate for such Applicable Period, (y) the Applicable Margin for such Applicable Period shall be determined as if the Total Indebtedness to Total Capitalization Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (z) the Company shall immediately and retroactively be obligated to pay to the Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, or (B) a lower Applicable Margin for the Applicable Period than the Applicable Margin applied for such Applicable Period, then (x) the Company shall immediately deliver to the Agent a corrected Compliance Certificate for such Applicable Period and (y) the Applicable Margin shall be adjusted in accordance with such corrected Compliance Certificate on the date that the Agent receives such corrected Compliance Certificate notwithstanding that such date is not otherwise a calculation date, and such adjusted Applicable Margin shall remain in effect until otherwise required to be modified hereunder. Nothing in this paragraph shall limit the rights of the Agent and Lenders under this Agreement. The Company’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder. Notwithstanding anything herein to the contrary, the Applicable Margin shall be set at Level I Status as of the Third Amendment Effective Date and shall be adjusted for the first time after the Third Amendment Effective Date based on the Financials delivered for the first fiscal quarter ending after the Third Amendment Effective Date.
51179839.1

EXHIBIT B
COMPLIANCE CERTIFICATE

To:    The Agent and the Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Third Amended and Restated Credit Agreement dated as of December 5, 2019 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Kelly Services, Inc. (the “Company “), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Agent for the Lenders and LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ________________________ of the Company;
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;
3.     The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
4.     Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
5.     Schedule II attached hereto sets forth the determination of the Applicable Margin, the LC Fees and facility fees to be applicable commencing the fifth day following the delivery hereof.
6.     Schedule III attached hereto sets forth the various reports and deliveries which are required under the Credit Agreement.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

51179839.1

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of _________________, ______.

KELLY SERVICES, INC.

By:___________________________

Its: ___________________________

51179839.1

SCHEDULE I TO COMPLIANCE CERTIFICATE
Compliance as of _________, ____ with
Provisions of 6.19 of the Agreement

51179839.1

SCHEDULE II TO COMPLIANCE CERTIFICATE
Rate Determination

51179839.1

SCHEDULE III TO COMPLIANCE CERTIFICATE
Reports and Deliveries
51179839.1

EXHIBIT C
ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment Agreement”) between __________ (the “Assignor”) and __________ (the “Assignee”) is dated as of __________, ____. The parties hereto agree as follows:
1.    PRELIMINARY STATEMENT. The Assignor is a party to a Third Amended and Restated Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time, is herein called the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.
2.    ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitments (or Outstanding Credit Exposure if the applicable Commitments have been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.
3.    EFFECTIVE DATE. The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit “I” attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 13.1(a) of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.
4.    PAYMENTS OBLIGATIONS. In consideration for the sale and assignment of Outstanding Credit Exposure hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive all payments of principal, interest, Reimbursement
51179839.1

Obligations and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Outstanding Credit Exposure assigned to the Assignee hereunder and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.
5.    [INTENTIONALLY RESERVED].
6.    REPRESENTATIONS OF THE ASSIGNOR, LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Company or any Guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Company or any Guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Company or any Guarantor, or (vi) any mistake, error of judgment or action taken or omitted to be taken in connection with the Loans or the Loan Documents.
7.    REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as its contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, and (vii) attaches the forms or other documentation
51179839.1

required of the Assignee as a “Lender” pursuant to Section 3.6 of the Credit Agreement with respect to all Commitments assigned hereunder.
8.    INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's nonperformance of the obligations assumed under this Assignment Agreement.
9.    SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.1(a) of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4 and 8 hereof.
10.    REDUCTIONS OF AGGREGATE COMMITMENTS. If any reduction in the Commitments occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same.
11.    ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.
12.    GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New York.
13.    NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.
IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.
51179839.1

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

51179839.1

SCHEDULE 1
to Assignment Agreement

1.    Description and Date of Credit Agreement: Third Amended and Restated Credit Agreement dated as of December 5, 2019 among Kelly Services, Inc., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Agent:

2.    Date of Assignment Agreement: __________________, ______

3.    Amounts (As of Date of Item 2 above):

Revolving Credit Facility
a.	Total of Commitments (Credit Exposure)* under Credit Agreement	$___________
b.	Assignee's Percentage purchased under the Assignment Agreement	__________%
c.	Amount of Assigned Share purchased under the Assignment Agreement	$___________

4.    Assignee's Aggregate (Credit Exposure)*
    Commitment Amount Purchased Hereunder: $___________

5.    Proposed Effective Date:    _________________________

51179839.1

Accepted and Agreed:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

By:	By:

Title:	Title:

    *If a Commitment has been terminated, insert Outstanding Credit Exposure in place of Commitment.

51179839.1

Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

51179839.1

EXHIBIT “I”
TO ASSIGNMENT AGREEMENT
NOTICE
OF ASSIGNMENT
                                        ___________, ____

To:    KELLY SERVICES, INC.

    JPMORGAN CHASE BANK, N.A., as Agent and LC Issuer

From:    [NAME OF ASSIGNOR] (the “Assignor”)
    [NAME OF ASSIGNEE] (the “Assignee”)

1.    We refer to that Third Amended and Restated Credit Agreement (the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.
2.    This Notice of Assignment (this “Notice”) is given and delivered to the Agent pursuant to Section 13.1(b) of the Credit Agreement.
3.    The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ______________, ______ (the “Assignment”), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 13.1(a) and 13.1(b) of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.
4.    The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the
51179839.1

Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.
5.    The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 13.1(b) of the Credit Agreement.
6.    If any promissory notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original promissory note received by it from the Borrower upon its receipt of a new promissory note in the appropriate amount.
7.    The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.
8.    The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are “plan assets” as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be “plan assets” under ERISA.
9.    The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*
*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR	NAME OF ASSIGNEE
By: _______________________	By: _______________________
Title: ______________________	Title: ______________________

ACKNOWLEDGED AND CONSENTED TO BY:
JPMORGAN CHASE BANK, N.A., as Agent
By: _______________________
Title: ______________________

KELLY SERVICES, INC.
By: _______________________
Title: ______________________

51179839.1

                [Attach photocopy of Schedule 1 to Assignment]

51179839.1

EXHIBIT D
Opinion of Counsel
[Intentionally omitted]
51179839.1

EXHIBIT E-1
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of December 5, 2019 (as now or hereafter amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kelly Services, Inc. (the “Borrower”), the Subsidiary Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Agent for the Lenders.
Pursuant to the provisions of Section 3.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: _______________________
Name: _____________________
Title: ______________________

Date: ________ __, 202__

51179839.1

EXHIBIT E-2
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of December 5, 2019 (as now or hereafter amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kelly Services, Inc. (the “Borrower”), the Subsidiary Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Agent for the Lenders.
Pursuant to the provisions of Section 3.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: _______________________
Name: _____________________
Title: ______________________

Date: ________ __, 202__

51179839.1

EXHIBIT E-3
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of December 5, 2019 (as now or hereafter amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kelly Services, Inc. (the “Borrower”), the Subsidiary Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Agent for the Lenders.
Pursuant to the provisions of Section 3.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: _______________________
Name: _____________________
Title: ______________________

Date: ________ __, 202__

51179839.1

EXHIBIT E-4
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of December 5, 2019 (as now or hereafter amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kelly Services, Inc. (the “Borrower”), the Subsidiary Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Agent for the Lenders.
Pursuant to the provisions of Section 3.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: _______________________
Name: _____________________
Title: ______________________

Date: ________ __, 202__

4860-6584-4928 v2 [7-3168]

51179839.1